                                                                  EXHIBIT 10(18)


                                                                  CONFORMED COPY


                                                          INVESTMENT NUMBER 8138


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                           CONVERTIBLE LOAN AGREEMENT




                                     BETWEEN


                             NINOTSMINDA OIL COMPANY


                                       AND


                        INTERNATIONAL FINANCE CORPORATION







                             DATED DECEMBER 17, 1998



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                                     - i -



                                TABLE OF CONTENTS

Article or
 Section                            Item                                                 Page No.
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
ARTICLE I...................................................................................1

DEFINITIONS AND INTERPRETATION..............................................................1

     Section 1.01. General Definitions......................................................1
     Section 1.02. Financial Definitions...................................................15
     Section 1.03. Interpretation..........................................................19
     Section 1.04. Business Day Adjustment.................................................19

ARTICLE II.................................................................................19

THE PROJECT, PROJECT COST AND FINANCIAL PLAN...............................................19

     Section 2.01. The Project.............................................................19
     Section 2.02. Project Cost and Financial Plan.........................................20

ARTICLE III................................................................................20

THE LOAN...................................................................................20

     Section 3.01. The Loan................................................................20
     Section 3.02. Disbursement Procedure..................................................20
     Section 3.03. A Loan Interest.........................................................21
     Section 3.04. Additional Interest.....................................................22
     Section 3.05. Repayment...............................................................22
     Section 3.06. Prepayment..............................................................23
     Section 3.07.  Conversion.............................................................23
     Section 3.08. Fees....................................................................23
     Section 3.09. Currency and Place of Payments..........................................23
     Section 3.10. Allocation of Partial Payments..........................................24
     Section 3.11. Maintenance Amount......................................................24
     Section 3.12. Funding Costs...........................................................24
     Section 3.13. Suspension or Cancellation of Disbursements by IFC......................25
     Section 3.14.  Taxes..................................................................25

ARTICLE IV.................................................................................27

CONVERSION OPTION..........................................................................27

     Section 4.01. The Conversion Option...................................................27
     Section 4.02.  Exercise of the Conversion Option......................................27


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
Article or
 Section                            Item                                                 Page No.
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
     Section 4.03.  Actions to be Taken by the Company.....................................27
     Section 4.04.  Settlement.............................................................28
     Section 4.05.  Rights Carried by the Conversion Shares................................29
     Section 4.06.  Reporting Obligation...................................................29

ARTICLE V..................................................................................29

REPRESENTATIONS AND WARRANTIES.............................................................29

     Section 5.01. Representations and Warranties..........................................29
     Section 5.02. IFC Reliance............................................................31
     Section 5.03. Rights and Remedies not Limited.........................................32

ARTICLE VI.................................................................................32

CONDITIONS OF DISBURSEMENT.................................................................32

     Section 6.01. Initial Conditions......................................................32
     Section 6.02. Conditions of all Disbursements.........................................36
     Section 6.03. Company Certification...................................................37
     Section 6.04. Conditions for IFC Benefit..............................................37
     Section 6.05. Saving of Rights........................................................37

ARTICLE VII................................................................................37

PARTICULAR COVENANTS.......................................................................37

     Section 7.01. Affirmative Covenants...................................................37
     Section 7.02. Negative Covenants......................................................44
     Section 7.03. Insurance...............................................................47
     Section 7.04. Application of Insurance Proceeds.......................................49
     Section 7.05. Document Taxes..........................................................49

ARTICLE VIII...............................................................................49

EVENTS OF DEFAULT..........................................................................49

     Section 8.01. Acceleration after Default..............................................49
     Section 8.02. Events of Default.......................................................50
     Section 8.03. Bankruptcy..............................................................52
     Section 8.04. Notice of Events........................................................53
SECTION 8.05. DISCLOSURE OF INFORMATION....................................................53


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
Article or
 Section                            Item                                                 Page No.
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
ARTICLE IX.................................................................................53

MISCELLANEOUS..............................................................................53

     Section 9.01. Notices.................................................................53
     Section 9.02. English Language........................................................54
     Section 9.03. Expenses................................................................55
     Section 9.04. Financial Calculations..................................................55
     Section 9.05. Termination of Agreement................................................56
     Section 9.06. Applicable Law and Jurisdiction.........................................56
     Section 9.07. Successors and Assigns..................................................58
     Section 9.08. Amendment...............................................................58
     Section 9.09. Counterparts............................................................58
     Section 9.10. Remedies and Waivers....................................................58

SCHEDULE 1.................................................................................60

FORM OF REQUEST FOR DISBURSEMENT [(LOAN)]..................................................60

SCHEDULE 2.................................................................................63

FORM OF LOAN DISBURSEMENT RECEIPT..........................................................63

SCHEDULE 3.................................................................................64

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY............................................64

SCHEDULE 4.................................................................................67

FORM OF LETTER TO COMPANY'S AUDITORS.......................................................67

SCHEDULE 5.................................................................................69

INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF OPERATIONS..................................69

SCHEDULE 6.................................................................................70

INSURANCE REQUIREMENTS.....................................................................70

SCHEDULE 7.................................................................................71

TERMS OF SUBORDINATED LOANS................................................................71


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                                     - iv -



Article or
 Section                            Item                                                 Page No.
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
SCHEDULE 8.................................................................................73

REQUIREMENTS FOR SPONSOR LOAN..............................................................73


SCHEDULE 9.................................................................................74

FIELD DEVELOPMENT PLAN.....................................................................74

SCHEDULE 10................................................................................75

MINIMUM WORK PROGRAM.......................................................................75


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                                     - 1 -

        AGREEMENT, dated December 17, 1998 between NINOTSMINDA OIL COMPANY, a company organized and existing under the laws of Cyprus (the "Company"), and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC").

                                        1

                         DEFINITIONS AND INTERPRETATION


        Section 1.01. General Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:


"Affiliate"

                                   any entity of which the Company is a
                                   Subsidiary; or any entity in whose share capital the Company, any entity of which the Company is a Subsidiary, or any of their respective Subsidiaries has a direct or indirect interest exceeding ten percent (10%);

"Agreement on Pledge
 of Interest and
 Deed of Pledge"                   the Agreement on Pledge of Interest and Deed
                                   of Pledge dated as of even date herewith between IFC and the Company and witnessed by Georgian Oil, the state oil company of Georgia;

"Assignment of Contractual
 Rights, Security
 Agreement and Financing
 Statement"                        the Assignment of Contractual Rights,
                                   Security Agreement and Financing Statement dated as of even date herewith between IFC and the Company and witnessed by Georgian Oil and GBOC;

"Auditors"                         PriceWaterhouseCoopers or such other firm of
                                   independent public accountants as the
                                   Company, with IFC's consent, from time to time appoints as its auditors;

"Authority"                        any government or governmental,
                                   administrative, fiscal, judicial, or
                                   government-owned, body, department,
                                   commission, authority, tribunal, agency or entity;

"Authorization"                    any consent, registration, filing, agreement,
                                   notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors' and stockholders' approvals or consents;

"Bank" United States Trust Company, a New York bank, with which the Debt Service Reserve Account and Revenue Account required under this Agreement have been established and are held;

"Business Day"                     a day when banks are open for business in New
                                   York, New York and, for the purpose of
                                   determining the Loan Interest Rate, London,
                                   England as well;

"Conversion Option"                the right of IFC to convert the Loan into
                                   shares as described in Article IV;

"Conversion Period"                the period beginning on the date of the first
                                   Disbursement and ending on the third monthly anniversary of the Physical Completion Date;

"Conversion Price"                 subject to any adjustment made in accordance
                                   with the provisions of Article IV, the price payable by IFC for the Conversion Shares under the Conversion Option which will be an amount determined on a pro-rata basis, assuming that if IFC determined to convert the entire Loan, it would obtain 20% of the Shares on a fully diluted basis; using for purposes of such calculation, the number of issued and outstanding Shares reflected on the Company's latest audited financial statements;

"Conversion Settlement
 Date" the date on which the Conversion Option shall be effected and the Conversion Shares shall be issued, sold and delivered to IFC, which date shall be a Business Day that is not less than twenty nor more than thirty (30) days after the date of the Notice of Exercise;

"Conversion Shares"                the Shares to be acquired by IFC pursuant to
                                   the terms of the Notice of Exercise;

"Debt Service
 Reserve Account"                  the account established with the Bank and
                                   designated by such name pursuant to the
                                   Security Agreement (Debt Service Reserve
                                   Account);

"Debt Service Reserve
 Account Requirement"              an amount equal to the aggregate of all
                                   scheduled amounts of principal, interest and fees payable in respect of the Loan during the next six months required to be maintained in the Debt Service Reserve Account;

"Deed of Adherence"                the Deed of Adherence dated as of even date
                                   herewith by and among IFC, the Sponsors and the Immediate Shareholders;

"Disbursement"                     any disbursement of the Loan;

"Dollars" and
 the sign "US$" or "$"             the lawful currency of the United States of
                                   America;

"Dow Jones Screen
 Page " the display of interest settlement rates (commonly known as LIBOR) for Dollar deposits in London designated as page 3750 on the Dow Jones Markets Service (or any other page that replaces page 3750 and displays London interbank settlement rates for Dollar deposits);

"Event of Default"                 any one of the events specified in Section
                                   7.02;

"Field Development Plan"           the Field Development Plan substantially in
                                   the form attached as Schedule 9 hereto or as otherwise acceptable to IFC , prepared by the Company and covering the full development plans for the Ninotsminda, Manavi and West
                                   Rustavi License area in form and substance reasonably acceptable to IFC;

"Financial Plan"                   the proposed sources of financing for the
                                   Project set out in Section 2.02(b);

"Financial Completion
 Date"                             the date (following the Physical Completion
                                   Date) on which IFC advises the Company in writing that the Company's Financial Completion Notice is acceptable (which acceptance is in IFC's sole reasonable discretion), such notice to be delivered within 10 days of IFC's receipt of the Company's Financial Completion Notice;

"Financial Completion
 Notice" a written notice from the Company, signed by an authorized representative of the Company, together with relevant supporting information, as applicable, stating and providing evidence to the effect that:

                                   (a)  the Debt Service Reserve Account is at
                                        least equal to the Debt Service Reserve
                                        Account Requirement, as certified by the Bank;

                                   (b)  the following ratios are met, as
                                        certified by the Auditors and/or the
                                        Independent Reserves Engineer, as
                                        applicable and if so requested by IFC:

                                        (i)  the Current Ratio is at least 1.3;

                                        (ii) the Debt Service Coverage Ratio is
                                             at least 1.6;

                                        (iii) no single Life of Loan Cover
                                             Ratio, calculated for each year
                                             from the date of calculation until
                                             maturity of the Loan, is less than
                                             1.6; and

                                        (iv) the Debt to Equity Ratio does not
                                             exceed 50:50;

                                   (c)  all of the unspent portion of the funds
                                        received by the Company under the
                                        Financial Plan are deposited in the
                                        Revenue Account;

                                   (d)  no Event of Default or Potential Event
                                        of Default has occurred or is
                                        continuing;

                                   (e) no legal or administrative action in any court or tribunal is pending or, to the Company's knowledge, threatened which would materially and adversely affect the Project;

"Fiscal Year"                      the accounting year of the Company commencing
                                   each year on January 1 and ending on the following December 31, or such other period
                                   (of at least 52 consecutive
                                   weeks) as the Company, with IFC's consent, from time to time designates as its accounting year;

"Gas Sale Agreement"               the gas sales agreements between the Company
                                   and purchasers named therein, in form and substance reasonably satisfactory to IFC;

"Government Consent"               the consent of the Georgian Government to the
                                   IFC financing as contemplated under this Agreement and acknowledgement of the security arrangements provided by the Company to IFC in connection therewith;

"Guaranty"                         the several guaranty (pursuant to separate
                                   Guaranty Agreements) from each Sponsor (based on and up to its pro-rata ownership interest in the Company plus an assumed pro-rata share of the ownership interest in the Company held by any person other than the Sponsors) of the Loan and all other amounts payable under this Agreement, in effect until the Financial
                                   Completion Date;

"Hedging Facility"                 any agreement between the Company and a
                                   counterpart, setting forth a framework for, or terms and conditions of, one or more
                                   Hedging Transactions between the Company and such counterpart or any of its Affiliates, which is approved in writing by IFC;

"Hedging Transaction"              any option agreement, swap agreement, cap
                                   agreement, collar agreement, futures
                                   contract, spot contract, forward contract or similar arrangement or combination of any of the foregoing with respect to interest rates, currencies, oil, natural gas or other commodities;

"IFC Security"                     the security created by or pursuant to the
                                   Security Documents to secure all amounts owing by the Company to IFC under this Agreement;

"Immediate Shareholders"           each of the CanArgo Limited and JKX
                                   Nederlands B.V.;

"Independent Engineer"             the petroleum engineering or other consulting
                                   entity appointed by IFC following
                                   consultation with the Company, for the
                                   purpose of advising IFC on Project petroleum reserves and for such other reviews and certifications as required under the terms of this Agreement;

"Interest Determination
 Date" the second Business Day before the beginning of each Interest Period;

"Interest Payment Date"            any day which is June 15 or December 15 in
                                   any year, provided that, if any such day is not a Business Day, the Interest Payment Date which would otherwise fall on that day shall fall on the immediately succeeding Business
                                   Day;

"Interest Period"                  each six (6) month period beginning on an
                                   Interest Payment Date and ending on the day immediately before the next following
                                   Interest Payment Date; except in the case of the first period applicable to each Disbursement when it shall mean the period beginning on the date on which that Disbursement is made and ending on the day immediately before the next following
                                   Interest Payment Date;

"Lien" any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, trust arrangement, right of set-off, counterclaim or bankers lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or in respect of any insurance policy or any preference of one creditor over another arising by operation of law;

"Loan" the loan specified in Section 3.01(a) or, as the context requires, its principal amount outstanding from time to time;

"Loan Interest
 Rate" or any Interest Period, the rate at which interest is payable on the Loan during that Interest Period, determined in accordance with Section 3.03;

"Maintenance Amount"               the amount certified in the Maintenance
                                   Amount Certification to be the net
                                   incremental costs of or reduction in return of IFC in connection with the making or maintaining of the Loan which result from:

                                   (i)     any change in any applicable law or
                                           regulation or directive (whether or
                                           not having force of law) or in its
                                           interpretation or application by any
                                           Authority charged with its
                                           administration; or

                                   (ii)    compliance with any request from, or
                                           requirement of, any central bank or
                                           other monetary or other Authority;

                                           which in any case, after the date of
                                           this Agreement:

                                           (A)  imposes, modifies or makes
                                                applicable any reserve, special
                                                deposit or similar requirements
                                                against assets held by, or
                                                deposits with or for the account
                                                of, or loans by IFC;

                                           (B)  imposes a cost on IFC as a
                                                result of IFC having made the
                                                Loan or reduces the rate of
                                                return on the overall capital of
                                                IFC which it would have
                                                achieved, had IFC not made the
                                                Loan, as the case may be;

                                           (C)  changes the basis of taxation on
                                                payments received by IFC in
                                                respect of the Loan (otherwise
                                                than by a change in taxation of
                                                the overall net income of IFC
                                                imposed by the jurisdiction of
                                                its incorporation or in any
                                                political subdivision of any
                                                such jurisdiction); or

                                           (D)  imposes on IFC any other
                                                condition regarding the making
                                                or maintaining of the Loan;

"Maintenance Amount
 Certification"                    a certification furnished from time to time
                                   by IFC certifying:

                                   (i)     the circumstances giving rise to the
                                           Maintenance Amount;


                                   (ii) that the costs of IFC, have increased or the rate of return of IFC has been reduced;

                                   (iii)   that, in the opinion of IFC it has
                                           exercised reasonable efforts to
                                           minimize or eliminate such increase
                                           or reduction as the case may be; and

                                   (iv)    the Maintenance Amount;

"Makoil License Transfer
 Agreement"                        the agreement between the Company and Makoil
                                   Inc. dated November 10, 1995;

"Minimum Work Program"             the Company's work program, substantially in
                                   the form of Schedule 10 attached hereto or otherwise as reasonably satisfactory to IFC, which will include: (a) drilling, completion and testing of at least five development wells on the Ninotsminda field, (b) workovers on the Ninotsminda and West Rustavi fields,
                                   (c) equipment and facilities required for the increase of oil and gas production on the Ninotsminda and West Rustavi fields, and (d) seismic acquisition and interpretation required specifically for the Ninotsminda field and for the planning of workovers on the West Rustavi field. The Minimum Work
                                   Program shall exclude any activities relating to: (x) the assessment and exploration of the Manavi prospect, (y) drilling and exploration work in the West Rustavi area other than the workovers and related activities described
                                   (b) above, and (z) any activities funded by the Company which are carried out for any other parties on a reimbursable basis. The
                                   Minimum Work Program shall also exclude any activities carried out prior to January 1, 1998, and any activities subsequent to the successful completion and testing of five development wells on the Ninotsminda field
                                   (all of which will have been drilled after January 1, 1998). For the purposes of assessing the cost of the Minimum Work
                                   Program, expenditures which were committed to by the Company prior to January 1, 1998 shall be excluded.

"NOC Administration
 Overhead Charges"                 all payments made by the Company for services
                                   related to the regular operating expenses of the Project that are not specifically allowable and recoverable under Section II of Annex C of the PSC, except for payments to GBOC for regular operating expenses of the Project, payments directly required (i.e.
                                   excluding payments permitted) by the other
                                   Transaction Documents, and payments directly required under the Makoil License Transfer
                                   Agreement;

"NOC Direct Overhead
 Charges" all payments made by the Company for services related to the regular operating expenses of the Project that are specifically allowable and recoverable under Section II of Annex C of the Production Sharing Contract between the Company and Georgian Oil ("PSC"), except for payments to GBOC for regular operating expenses of the Project, payments directly required (i.e. excluding payments permitted) by the other Transaction Documents, and payments directly required under the Makoil License Transfer Agreement;

"Notice of Exercise"               the notice issued by IFC pursuant to Section
                                   4.02;

"Operator or GBOC"                 Georgia British Oil Company (GBOC);

"Permitted Investments"            any of the following:

                                   (i)     investments in direct obligations of
                                           the United States of America or
                                           obligations of any instrumentality or
                                           agency thereof, the payment of the
                                           principal and interest of which is
                                           unconditionally and timely guaranteed
                                           by the United States, in each case
                                           having a maturity not in excess of 12
                                           months from the date of its
                                           acquisition;

                                   (ii)    investments in certificates of
                                           deposit or time deposits maturing not
                                           more than 12 months from the date of
                                           acquisition issued by any bank or
                                           trust company having a combined
                                           capital, surplus and undivided
                                           profits of not less than
                                           US$100,000,000 and having a minimum
                                           long term credit rating by an
                                           internationally recognized
                                           independent rating service of at
                                           least A (in the case of Standard &
                                           Poor's Rating Services or Moody's
                                           Investors Service) or its equivalent;

"Physical Completion
 Date" the day on which IFC advises the Company in writing that the Company's Physical Completion Notice is acceptable, (which acceptance is in IFC's sole reasonable discretion) such notice to be delivered within 10 days of IFC's receipt of the Company's Physical Completion Notice ;

"Physical Completion
 Notice" a written notice from the Company, signed by an authorized representative of the Company together with relevant supporting information, as applicable, stating and providing evidence, concurred with in writing by the Independent Reserves Engineer if so required by IFC, to the effect that:

                                   (i)     the Project facilities have been
                                           constructed, installed, re-entered,
                                           recompleted, tested and commissioned
                                           in accordance with the Minimum Work
                                           Program;

                                   (ii)    the Project facilities and all other
                                           facilities in the Ninotsminda and
                                           West Rustavi fields have been
                                           constructed and are operating in
                                           accordance with good international
                                           oil industry practices and IFC's
                                           environmental, health and safety
                                           guidelines and policies as well as
                                           those of the applicable Georgia
                                           Authorities;

                                   (iii)   production from the Ninotsminda,
                                           Manavi and West Rustavi License area
                                           shall have averaged 4,500 barrels of
                                           crude oil per day, of which at least
                                           4,200 barrels of crude oil per day
                                           shall have come from the Ninotsminda
                                           field, over a period of at least 90
                                           days within the six months prior to
                                           the Physical Completion Date, or the
                                           Minimum Work Program is complete;

                                   (iv)    the Company shall have supplied to
                                           IFC an updated calculation, based on
                                           the latest available information and
                                           performed less than four months
                                           previously, of the present value
                                           (discounted at the Discount Rate) of
                                           all future volumes and Net Cash Flows
                                           from the proven and proven and
                                           probable, oil reserves of the
                                           Ninotsminda oil field, including the
                                           assumptions and other relevant
                                           information underlying such
                                           calculation;

"Potential Event
 of Default"                       any event or circumstance which would, with
                                   notice, lapse of time, the making of a
                                   determination or any combination thereof, become an Event of Default;

"Project"                          the project described in Section 2.01;

"Put Option Agreement"             the Put Option Agreement dated as of even
                                   date herewith between IFC and the Sponsors;

"Relevant Portion of the
 Loan" the portion (up to 100%, at IFC's election) of the Loan which IFC opts to convert and apply as payment for the Conversion Price upon exercise of its Conversion Option;

"Revenue Account"                  the account established with the Bank and
                                   designated by such name pursuant to the
                                   Security Agreement (Revenue Account);

"Rig Service Contract"             the Rig Service Contract between the Company
                                   and CanArgo Energy Corporation in form and substance acceptable to IFC;

"Security
 Documents"                        the following agreements:

                                   (i)     the Security Agreement (Accounts
                                           Receivable);

                                   (ii)    the Security Agreement (Debt Service
                                           Reserve Account)

                                   (iii)   the Security Agreement (Revenue
                                           Account)

                                   (iv)    the Guaranty Agreements;

                                   (v)     the Share Pledge Agreement;

                                   (vi)    the Agreement on Pledge of Interest
                                           and Deed of Pledge;

                                   (vii) the Assignment of Contractual Rights, Security Agreement and Financing Statement;

                                   (viii)  the Government Consent;

"Settlement Place"                 the place or places designated in the Notice
                                   of Exercise as being the place or places where the actions specified in Section 4.04 as taking place on the Settlement Date are to be performed;

"Shareholder Loans"                the loans from the Sponsors or their
                                   Affiliates to the Company (other than the Sponsor Loan) in the aggregate outstanding principal amount of $2,765,380 as of December
                                   31, 1997;

"Share Pledge Agreement"           the Share Pledge Agreement dated as of even
                                   date herewith by and among IFC, the Company and the Immediate Shareholders;

"Share Retention
 Agreement"                        the Share Retention Agreement dated as of
                                   even date herewith by and among IFC, the Company, the Immediate Shareholders and the Sponsors;

"Sponsors"                         each of CanArgo Energy Corporation and JKX
                                   Oil & Gas plc.;

"Sponsor Loan"                     the subordinated loan in the amount of two
                                   million Dollars (US$2,000,000) granted by the Sponsors to the Company pursuant to the Sponsor Loan Agreement on substantially the terms and conditions set forth in Schedule 8;

"Sponsor Loan Agreement"           the Sponsor Loan Agreement dated as of even
                                   date herewith between the Sponsors and the Company;

"Subsidiary"                       in respect of any person, any entity:

                                   (i)     over 50% of whose capital is owned,
                                           directly or indirectly, by that
                                           person;

                                   (ii) for which that person may nominate or appoint a majority of the members of the board of directors or other governing body or persons performing similar functions; or

                                   (iii)   which is otherwise effectively
                                           controlled by that person;

"Transaction
 Documents"                        the following Agreements and other documents;

                                   (i)     this Agreement;

                                   (ii)    the Security Documents;

                                   (iii)   the Share Retention Agreement;

                                   (iv)    the Put Option Agreement;

                                   (v)     the Deed of Adherence;

                                   (vi)    the Sponsor Loan Agreement;

                                   (vii)   the Minimum Work Program;

                                   (viii)  the Field Development Plan;

                                   (ix)    the Gas Sales Agreement and the Rig
                                           Service Contract;

                                   (x)     the Production Sharing Contract
                                           between the Company and Georgian Oil
                                           dated February 15, 1996;

                                   (xi)    the Complex License granted by the
                                           Republic of Georgia to Georgia Makoil
                                           Joint Venture dated December 1994;

                                   (xii)   the Mineral Use License granted by
                                           the Republic of Georgia to GBOC;

                                   (xiii)  the re-registration of the GBOC
                                           license in the name of
                                           GBOC-Ninotsminda dated [July 1998];

                                   (xiv)   charter documents of GBOC -
                                           Ninotsminda.

         Section 1.02. Financial Definitions. Wherever used in this Agreement, unless the context otherwise requires, the following terms have the meanings opposite them:


"Current Assets"                   the aggregate of the Company's cash,
                                   marketable securities, trade and other
                                   receivables realizable within one year,
                                   prepaid expenses which are to be charged to income within one year and inventories;

"Current
 Liabilities"                      the aggregate of all liabilities of the
                                   Company falling due on demand or within one year (including the portion of Long-term Debt falling due within one year);

"Current Ratio"                    the result obtained by dividing Current
                                   Assets by Current Liabilities;

"Debt" the aggregate of all obligations (whether actual or contingent) of the Company to pay or repay money including, without limitation:

                                   (i)     all Indebtedness for Money Borrowed;

                                   (ii) the aggregate amount then outstanding of all liabilities of any party to the extent the Company guarantees them or otherwise obligates itself to pay them to the relevant creditor;

                                   (iii)   all liabilities of the Company
                                           (actual or contingent) under any
                                           conditional sale or a transfer with
                                           recourse or obligation to repurchase,
                                           including, without limitation, by way
                                           of discount or factoring of book
                                           debts or receivables;

"Debt to Equity Ratio"             the ratio of Long-term Debt (excluding the
                                   portion of Long-term Debt falling due within one year) to Shareholders' Equity;

"Debt Service Coverage
 Ratio" as of the relevant date of calculation, the ratio obtained by dividing (i) Net Cash Flow for the immediately preceding four quarters by (ii) all scheduled payments (whether or not actually paid) on account of principal and interest and charges on all Long-term Debt for the immediately succeeding four quarters;

"Discount Rate"                    the higher of 10% per annum or the Loan
                                   Interest Rate;

"Indebtedness for
 Money Borrowed"                   all obligations of the Company to repay money
                                   including, without limitation, in respect of:

                                   (i)     borrowed money;

                                   (ii)    the outstanding principal amount of
                                           any bonds, notes, loan stock,
                                           commercial paper, acceptance credits,
                                           debentures and bills or promissory
                                           notes drawn, accepted, endorsed or
                                           issued by the Company;

                                   (iii)   any credit to the Company from a
                                           supplier of goods or under any
                                           installment purchase or other similar
                                           arrangement in respect of goods or
                                           services (except trade accounts
                                           payable within ninety (90) days in
                                           the ordinary course of business);

                                   (iv)    non-contingent obligations of the
                                           Company to reimburse any other person
                                           in respect of amounts paid by such
                                           person under a letter of credit or
                                           similar instrument (excluding any
                                           such letter of credit or similar
                                           instrument issued for the benefit of
                                           the Company in respect of trade
                                           accounts payable within ninety (90)
                                           days in the ordinary course of
                                           business);

                                   (v)     amounts raised under any other
                                           transaction having the financial
                                           effect of a borrowing and which would
                                           be classified as a borrowing (and not
                                           as an off-balance sheet financing)
                                           under internationally generally
                                           accepted accounting principles
                                           consistently applied including,
                                           without limitation, under leases or
                                           similar arrangements entered into
                                           primarily as a means of financing the
                                           acquisition of the asset leased; and

                                   (vi)    any premium payable on a redemption
                                           or replacement of any of the
                                           foregoing obligations;

"Life of Loan Cover
 Ratio" as of the relevant date of calculation, the ratio obtained by dividing (i) the present value, discounted at the Discount Rate, of future Net Cash Flows from the proven oil reserves of the Ninotsminda oil field from the date of calculation to the date of final maturity of the Loan, by (ii) the amount of principal outstanding of all Long-term Debt. The projections for this calculation shall be based upon the latest reserves valuation submitted to a recognized securities exchange or to IFC, or an equivalent independent valuation to be obtained at IFC's option, and on the most recently published World Bank oil price and inflation forecasts;

"Net Asset Value"                  the net present value, discounted at the
                                   Discount Rate, of future Net Cash Flows of all probable reserves (risked at 50%) and all proven reserves, plus Current Assets, plus non-exploration and production fixed assets, less liabilities excluding related party debt; the calculation of Net Cash Flows being based on the latest valuation submitted to a recognized securities exchange, or an equivalent independent valuation to be obtained at IFC's option.

"Net Cash Flow"                    for any period, Operating Cash Flow less the
                                   Company's proportionate share of Project capital development expenses.

"Operating Cash Flow"              for any period, the sum of all proceeds from
                                   the sale of the Company's share of oil and natural gas, less the Company's proportionate share of operating costs, operating overheads, royalties, transportation costs and taxes.

"Long-term Debt"                   that part of the Debt the final maturity of
                                   which, by its terms or the terms of any
                                   agreement relating to it, falls due more than one year after the date of its incurrence;

"Shareholders'
 Equity" the amount paid up on the share capital of the Company (including, without limitation, any share premium account and capital redemption reserve funds); after deducting from such amount any impairment of the issued share capital of the Company, amounts set aside for dividends or taxation (including deferred taxation) or attributable to goodwill or other intangible assets;

"Short-term Debt"                  all Debt other than Long-term Debt; and

"Working Capital"                  the amount by which Current Assets exceed
                                   Current Liabilities.

         Section 1.03. Interpretation. In this Agreement, unless the context otherwise requires:

         (a) headings are for convenience only and do not affect the interpretation of this Agreement;

         (b) words importing the singular include the plural and vice versa;

         (c) a reference to a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any governmental authority or agency;

         (d) a reference to a Section, Article, party, Exhibit, Annex or
Schedule is a reference to that Section or Article of, or that party, Exhibit, Annex or Schedule to, this Agreement;

         (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

         (f) a reference to a party to any document includes that party's successors and permitted assigns.

         Section 1.04. Business Day Adjustment. Where the day on or by which a payment is due to be made is not a Business Day, that payment shall be made on or by the next succeeding Business Day. Interest, fees and charges (if any) shall continue to accrue for the period from the due date which is not a Business Day to that next succeeding Business Day.


                                   ARTICLE II

                  THE PROJECT, PROJECT COST AND FINANCIAL PLAN


         Section 2.01. The Project. The project to be financed consists of the further development of the Ninotsminda field, through the drilling of five development wells over an eighteen month period, the installation of processing and handling facilities, and the carrying out of related work on oil and natural gas within the Ninotsminda, Manavi and West Rustavi License area.

         Section 2.02. Project Cost and Financial Plan. (a) The estimated cost of the Project is as follows:

                  Project Cost                           US$ Million
                  ------------                           -----------
                  Development wells                         13.0
                  Workovers                                  2.0
                  Facilities                                 1.4
                  Working Capital                            1.1
                  Interest During Construction               0.5
                  Contingencies                              0.9
                  TOTAL                                     18.9


         (b) The proposed sources of financing for the Project are as follows:


                 Financing Plan                           US$ Million
                 --------------                           -----------
                 IFC Loan                                     6.0
                 Sponsors' Equity (escrowed)                  8.0
                 Sponsor Loan (escrowed)                      2.0
                 Cash Generation (or additional               2.9
                 equity)
                 TOTAL                                       18.9



                                   ARTICLE III

                                    THE LOAN


         Section 3.01. The Loan. On the terms and subject to the conditions of this Agreement, IFC agrees to lend to the Company a convertible loan in the amount of up to six million Dollars (US$6,000,000).

         Section 3.02. Disbursement Procedure. (a) The Company may request disbursements of the Loan by delivering to IFC, at least fifteen (15) Business Days prior to the proposed date of disbursement, a disbursement request substantially in the form of Schedule 1 and a receipt substantially in the form of Schedule 2.

         (b) IFC shall make Disbursements to the credit of Northern Trust International Banking Corporation (Chips ID 142255) in New York for further credit to the Revenue Account.

         (c) Each Disbursement shall be made in an amount (except with respect to the last Disbursement) of not less than one and one-half million Dollars (US$1,500,000).

         Section 3.03. Loan Interest. Subject to Section 3.04, the Company shall pay interest on the Loan in accordance with this Section 3.03.

         (a) During each Interest Period, the Loan (or, in respect of the first Interest Period of each Disbursement, the amount of that Disbursement) shall bear interest at the rate as determined under subsection (c) or (d) below for that Interest Period.

         (b) Interest on the Loan shall accrue from day to day, be prorated on the basis of a 360-day year for the actual number of days in the relevant Interest Period and be payable in arrears on the Interest Payment Date immediately following the end of that Interest Period.

         (c) The interest payable on the Loan for any Interest Period shall be three percent (3%) per annum above the rate which appears on the Dow Jones Markets, Inc. Page in the column headed "USD" as of 11:00 a.m., London time, on the Interest Determination Date for that Interest Period for six months (or, in the case of the first Interest Period for any Disbursement, for one month, two months, three months or six months, whichever period is closest to the duration of the relevant Interest Period (or, if two periods are equally close, the longer one)) rounded upward to the nearest three decimal places.

         (d) If, for any reason, IFC cannot determine the Interest Rate for any Interest Period from the Dow Jones Markets, Inc. Page (whether as a result of the discontinuation of Dow Jones Markets, Inc. Page or otherwise), IFC shall notify the Company and instead determine that Interest Rate using the arithmetical average (rounded upward to the nearest three decimal places) of the offered rates advised to IFC by any three major banks active in the eurodollar interbank market in London selected by IFC after consultation with the Company and otherwise in accordance with subsection (c) above.

         (e) On each Interest Determination Date for any Interest Period, IFC shall, in accordance with the relevant subsection above, determine the Loan Interest Rate applicable to that Interest Period and promptly notify the Company of such rate.

         (f) The determination by IFC, from time to time, of the Interest Rates shall be final and conclusive and shall bind the Company (unless the Company shows to IFC's satisfaction that the determination involves clerical error).

         Section 3.04. Additional Interest. Without limiting the remedies available to IFC under this Agreement or otherwise, if the Company fails to make any payment of principal or interest (including interest payable pursuant to this Section) on or before its due date as specified in this Agreement (whether scheduled, upon voluntary prepayment, mandatory prepayment, at stated maturity or upon prematuring by acceleration or otherwise) or, if not so specified, as notified by IFC to the Company, the Company shall pay in respect of the amount of such payment due and unpaid, interest at the rate of two percent (2%) per annum plus the Loan Interest Rate in effect from time to time from the date any such payment became due until the date of actual payment (as well after as before judgment). Such interest shall be payable on demand, or if not demanded, on each Interest Payment Date after such failure.

         Section 3.05. Repayment. (a) The Company shall repay the Loan on the following dates and in the following amounts:

                   Date Payment Due            Principal Amount Due
                   ----------------            --------------------
                   December 15, 2001               $1,200,000
                   June 15, 2002                    1,200,000
                   December 15, 2002                1,200,000
                   June 15, 2003                    1,200,000
                   December 15, 2003                1,200,000


         (b) Upon each Disbursement, the amount disbursed shall be allocated for repayment on each of the respective dates for repayment of principal set out in the tables in the above subsections in amounts which are pro rata to the amounts of the respective installments shown opposite those dates in those tables (with IFC adjusting those allocations as necessary so as to achieve whole numbers in each case).

         Section 3.06. Prepayment. The Loan is not subject to prepayment and may not be voluntarily prepaid by the Company.

         Section 3.07. Conversion. The Loan may be converted at IFC's option into shares of the Company in accordance with the provisions of Article IV.

         Section 3.08. Fees. (a) The Company shall pay to IFC a commitment fee at the rate of one-half of one percent (1/2%) per annum on that part of the Loan which from time to time has not been disbursed or canceled. The commitment fee shall begin to accrue on the date of this Agreement, be pro rated on the basis of a 360-day year for the actual number of days elapsed, and be payable semi-annually, in arrears, on the Interest Payment Dates in each year, with the first such payment to be due on the immediately succeeding Interest Payment Date following the date hereof.

         (b) The Company shall also pay to IFC a front-end fee of one percent (1%) of the aggregate amount of the Loan, to be paid within thirty (30) days after the date of this Agreement, but in any event prior to the date of the first Disbursement;

         Section 3.09. Currency and Place of Payments. (a) The Company shall make all payments of principal, interest, fees, and any other amount due to IFC under this Agreement in Dollars, in same day funds, at such bank or banks in New York as IFC from time to time designates.

         (b) The tender or payment of any amount payable under this Agreement (whether or not by recovery under a judgment) in any currency other than Dollars shall not novate, discharge or satisfy the obligation of the Company to pay in Dollars all amounts payable under this Agreement except to the extent that (and as of the date when) IFC actually receives Dollars in its account in New York.

         (c) If a currency other than Dollars is tendered or paid (or recovered under any judgment) and the amount IFC receives at its designated account in New York falls short of the full amount of Dollars owed to IFC, then the Company shall continue to owe IFC, as a separate obligation, the amount of the shortfall (regardless of any judgment for any other amounts due under this Agreement).

         (d) Notwithstanding subsections (a) through (c) above, IFC may require the Company to pay (or reimburse IFC) in any currency other than Dollars for:

         (i) any taxes and other amounts payable under Section 6.05; and

         (ii) any fees, costs and expenses payable under Section 9.03;

to the extent those taxes, amounts, fees, costs, and expenses are payable in that other currency.

         Section 3.10. Allocation of Partial Payments. If IFC shall at any time receive less than the full amount then due and payable to it under this Agreement, IFC may allocate and apply such payment in any way or manner and for such purpose or purposes under this Agreement as IFC in its sole discretion determines, notwithstanding any instruction that the Company may give to the contrary.

         Section 3.11. Maintenance Amount. On each Interest Payment Date, the Company shall pay, in addition to interest, the amount which IFC from time to time notifies to the Company in a Maintenance Amount Certification as being the aggregate Maintenance Amount of IFC accrued and unpaid prior to that Interest Payment Date.

         Section 3.12. Funding Costs. (a) If the Company fails to pay any amount due under this Agreement on its due date, or fails to borrow in accordance with a request for disbursement made pursuant to Section 3.02 and as a result IFC incurs any cost, expense or loss, then the Company shall immediately pay to IFC the amount which IFC from time to time notifies to the Company as being the amount of such costs, expenses and losses incurred.

         (b) For the purposes of this Section, "costs, expenses or losses" include any interest paid or payable to carry any unpaid amount and any premium, penalty or expense incurred to liquidate or obtain third party deposits or borrowings in order to make, maintain or fund all or any part of the Loan (but in the case of a late payment, after taking into account any additional interest received under Section 3.04).

         Section 3.13. Suspension or Cancellation of Disbursements by IFC. (a) IFC may, by notice to the Company, suspend or cancel the right of the Company to
Disbursements:

              (i) if the first Disbursement has not been made by June 30, 1999, or such other date as the parties agree;

              (ii) if any Event of Default has occurred and is continuing or if the Event of Default specified in Section 7.02 (d) is, in the reasonable opinion of IFC, imminent;

              (iii) if at any time in the reasonable opinion of IFC, there exists any situation which indicates that performance by the Company, the Immediate Shareholders, or the Sponsors of any of their respective obligations under the Transaction Documents cannot be expected; or

              (iv)   on or after June 30, 2000.

         (b) Upon the giving of any such notice, the right of the Company to any further Disbursement shall be suspended or canceled as the case may be. The exercise by IFC of its right of suspension shall not preclude IFC from exercising its right of cancellation, either for the same or any other reason specified in subsection (a) above. Upon such cancellation the Company shall pay to IFC all fees and other amounts accrued (whether or not then due and payable) under this Agreement up to the date of such cancellation. A suspension shall not limit any other provision of this Agreement.

         Section 3.14. Taxes. (a) The Company shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by Georgia or by any Authority of Georgia or any jurisdiction through or out of which a payment is made on or in connection with the payment of any and all amounts due under this Agreement.

         (b) All payments of principal, interest and other amounts due under this Agreement shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

         (c) If the Company is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the principal or (as the case may be) interest or other amounts due under this Agreement shall be increased to such amount as may be necessary so that IFC receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Company under this subsection) had such payments been made without such deduction.

         (d) If subsection (c) above applies and IFC so requires, the Company shall deliver to IFC official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

                                   ARTICLE IV

                                CONVERSION OPTION


         Section 4.01. The Conversion Option. On the terms and subject to the conditions of this Agreement, the Company hereby grants to IFC an option, which may be exercised once only, to convert, at any time during the Conversion Period and at the Conversion Price, all or any part of the principal amount then outstanding of the Loan into issued, outstanding and fully paid Shares.

         Section 4.02. Exercise of the Conversion Option. The Conversion Option may be exercised by IFC delivering a Notice of Exercise specifying:


              (i)    the amount of the Loan to be converted into Shares;

              (ii)   the Settlement Date;

              (iii)  the Settlement Place;

              (iv) the name or names in which the certificate of title evidencing ownership of the Conversion Shares are to be registered;

              (v)    the Conversion Price;

              (vi) the number of Conversion Shares that IFC is entitled to upon the conversion; and

              (vii) the amount of accrued but unpaid interest, and any other amount accrued but unpaid, in respect of the amount of the Loan to be converted, which shall become due and payable to IFC on the Settlement Date.

         Section 4.03. Actions to be Taken by the Company. Immediately upon receipt of the Notice of Exercise, the Company shall take all necessary corporate and other action required to issue, sell and deliver the Conversion Shares to IFC on the Settlement Date; and shall apply for all the necessary consents and approvals of the requisite governmental authorities in Cyprus and Georgia, as applicable, in connection with the conversion of the Loan to equity.

         Section 4.04. Settlement. On the Settlement Date:

         (a) IFC shall, against, and subject to, delivery of the documents specified in Subsection (b) below and payment of the amounts specified in Subsection (c) below, pay to the Company the Conversion Price by delivering its release of the Relevant Portion of the Loan;

         (b) the Company shall, against delivery of IFC's release referred to in Subsection (a) above, issue to IFC the Conversion Shares and shall also deliver to IFC (or as IFC may direct):

              (i) the share certificate (or certificates) issued by the Company, evidencing that the Conversion Shares are validly issued and properly registered in the name of IFC or its designee and that such registration grants valid title to the Conversion Shares;

              (ii)   evidence satisfactory to IFC that:

                     (A) the Conversion Shares are free and clear of liens, charges and encumbrances, and are voting shares ranking pari passu with all existing voting shares in the Company with all of the rights specified in the Memorandum and Articles of Association of the Company; and

                     (B) all necessary corporate formalities in connection with IFC's title to the Conversion Shares and the delivery of the Conversion Shares have been complied with (such evidence to be confirmed by a legal opinion of counsel in Cyprus (and such other relevant jurisdiction) acceptable to IFC, at the Company's expense); and

              (iii) deliver to IFC certified copies of the necessary consents and approvals referred to in Section 4.03.

         (c) the Company shall pay to IFC the amount specified in the Notice of Exercise as payable on account of interest on, and all other amounts payable in accordance with the provisions of the Convertible Loan Agreement in respect of, the Loan being converted into the Conversion Shares;

         (d) Upon receipt of all documents and evidence referred to in Section 4.04(b) and of payment of the amounts referred to in Section 4.04(c), the Relevant Portion of the Loan shall be deemed to be satisfied in full and the Company shall be released from its obligations in respect thereto.

         Section 4.05. Rights Carried by the Conversion Shares. The Conversion Shares shall carry the right to all profits and/or dividends payable on Shares generally to shareholders of record.

         Section 4.06. Reporting Obligation. Should any change be proposed in the share capital of the Company or any other action be proposed which could result in an adjustment to the Conversion Price under this Agreement during the Conversion Period, the Company shall provide IFC with a report setting forth the relevant information related to such change(s), including a statement of:

         (a) the consideration expected to be received or receivable by the Company for any additional stock issued or issuable;

         (b) the capital immediately before and after such change(s); and

         (c) any other information or event relevant to IFC's exercise of the Conversion Option.

         Each such report shall be delivered to IFC as promptly as possible but in any event within thirty (30) days from the date the relevant change is proposed, provided that, in any case, such report shall be delivered prior to such change.



                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         Section 5.01. Representations and Warranties. The Company represents and warrants that:

         (a) it is a company duly organized, validly existing and in good standing under the laws of Cyprus; it is registered and in good standing in Georgia and in any other jurisdiction in which it carries on its business and it has the corporate power to own its assets, conduct its business as presently conducted and to enter into, observe and perform its obligations under, the Transaction Documents to which it is a party or will, in the case of any Transaction Document not executed as at the date of this Agreement, when that Transaction Document is executed, have the corporate power to enter into, observe and perform its obligations under that Transaction Document;

         (b) each Transaction Document to which it is a party has been, or will be, duly authorized and executed by the Company and constitutes, or will, when executed constitute, a valid and legally binding obligation of the Company, enforceable in accordance with its terms;

         (c) neither the making of any Transaction Document to which it is a party nor (when all the consents referred to in Section 6.01(h) have been obtained) the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Company is a party or by which it is bound, or violate any of the terms or provisions of the Company's Memorandum and Articles of Association or any judgment, decree or order or any statute, rule or regulation applicable to the Company;

         (d) neither the Company nor any of its property enjoys any right of immunity from set-off, suit or execution in respect of its assets or its obligations under any Transaction Document to which it is a party;

         (e) since December 31, 1997, the Company:

              (i) has not suffered any material adverse change in its business prospects or financial condition or incurred any substantial or unusual loss or liability;

              (ii) has not undertaken or agreed to undertake any substantial or unusual obligation;

         (f) the financial statements of the Company for the period ending on December 31, 1997:

              (i) have been prepared in accordance with International Accounting Standards consistently applied, and give a true and fair view of the financial condition of the Company as of the date as of which they were prepared and the results of the Company's operations during the period then ended;

              (ii) disclose all liabilities (contingent or other wise) of the Company, and the reserves, if any, for such liabilities and all unrealized or anticipated losses arising from commitments entered into by the Company (whether or not such commitments have been disclosed in such financial statements);

         (g) except for the Transaction Documents to which it is party, the Company is not a party to or committed to enter into, any material contract;

         (h) the Company has no outstanding Lien on any of its assets, and no contracts or arrangements, conditional or unconditional, exist for the creation by the Company of any Lien, except for the IFC Security;

         (i) all tax returns and reports of the Company required by law to be filed have been duly filed and all tax assessments, fees and other governmental charges upon the Company, or its properties, or its income or assets, which are due and payable, have been paid, other than those presently payable without penalty or interest;

         (j) except as previously disclosed in writing to IFC, the Company is not engaged in nor, to the best of its knowledge, threatened by, any litigation, arbitration or administrative proceedings, the outcome of which might materially and adversely affect its business prospects or financial condition or make it improbable that the Company will be able to observe or perform its obligations under any Transaction document to which it is a party; and

         (k) to the best of its knowledge and belief, the Company is not in violation of any statute or regulation of any Authority and no judgment or order has been issued which has or is likely to have any materially adverse effect on the Company's business prospects or financial condition or make it improbable that the Company will be able to observe or perform its obligations under any Transaction Document to which it is a party

         Section 5.02. IFC Reliance. (a) The Company acknowledges that it makes the representations and warranties in Section 5.01 with the intention of inducing IFC to enter into this Agreement and that IFC enters into this Agreement on the basis of, and in full reliance on, each of such representations and warranties.

         (b) The Company warrants to IFC that each of such representations is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations misleading.

         Section 5.03. Rights and Remedies not Limited. IFC's rights and remedies in relation to any misrepresentation or breach of warranty on the part of the Company are not prejudiced:

         (a) by any investigation by or on behalf of IFC into the affairs of the Company;

         (b) by the execution or the performance of this Agreement or any other Transaction Document; or

         (c) by any other act or thing which may be done by or on behalf of IFC in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.



                                   ARTICLE VI

                           CONDITIONS OF DISBURSEMENT


         Section 6.01. Initial Conditions. The obligation of IFC to make the first Disbursement is subject to the fulfillment, in a manner satisfactory to IFC, prior to or concurrently with the making of such first Disbursement, of the following conditions:

         (a) Each of the Company, the Sponsors and the Immediate Shareholders has performed all of its respective obligations due to be performed under the Transaction Documents prior to the first Disbursement;

         (b) arrangements satisfactory to IFC have been made with respect to the installation and operation of an accounting and cost control system, a management information system, and the appointment of the Auditors;

         (c) the Company has insured its properties and business in accordance with Section 7.03 and has provided to IFC copies of all insurance policies required to be in force as at the date of the first Disbursement together with a certificate of the insurer, insurance broker or agent confirming that such policies are in effect;

         (d) the Transaction Documents, each in form and substance satisfactory to IFC, have been entered into by all parties to them and have become (or, as the case may be, remain) unconditional and fully effective in accordance with their respective terms (except for this Agreement having become unconditional and fully effective, if that is a condition of any of such agreements) and, if IFC requires, IFC has received a copy of each Transaction Document to which it is not a party, certified as a true and complete copy by the Company;

         (e) the Memorandum and Articles of Association of the Company is in form and substance satisfactory to IFC;

         (f) the IFC Security has been duly created and perfected/registered as first priority security interests in all assets subject to the Security Documents;

         (g) the Debt Service Reserve Account and the Revenue Account shall have been established with the Bank;

         (h) the Company has obtained, or made arrangements satisfactory to IFC for obtaining, all Authorizations for:

              (i)    the Loan;

              (ii) the carrying on of the business of the Company as it is presently carried on and is contemplated to be carried on;

              (iii) the carrying out of the Project and the implementation of the Financial Plan;

              (iv) the due execution, delivery, validity and enforceability of, and performance under, each Transaction Document, and any other documents necessary or desirable to the implementation of any of those Agreements or Documents; and

              (v) the remittance to IFC in Dollars of all monies payable in respect of the Transaction Documents;

and has provided IFC with copies of those Authorizations, certified as true and complete copies by the Company, if IFC so requires;

         (i) IFC has received a legal opinion or opinions, in form and substance satisfactory to it, from counsel in Georgia, Cyprus and New York, with respect to:

              (i) the organization, existence and operations of the Company and its authorized and subscribed share capital;

              (ii)   the matters referred to in subsections (d), (e), (f), and
                     (h), above;

              (iii) the title of the Company to, or other interest of the Company in, the assets which are the subject of the IFC Security;

              (iv) the authorization, execution, validity and enforceability of the Transaction Documents and any other documents necessary or desirable to the implementation of any of them;

              (v)    the compliance with all obligations referred to in Sections
                     3.14 and 7.05;

              (vi) the priorities or privileges, if any, that creditors of the Company, other than IFC, may have by reason of law; and

              (vii) such other matters relating to the transactions contemplated by this Agreement as IFC reasonably requests;

         (j) IFC has received:

              (i) (if IFC so requires) the reimbursement of fees and expenses of IFC's counsel as provided in Section 8.03; and

              (ii) the fees specified in Section 3.08 required to be paid on or before the date of the first Disbursement;

         (k) arrangements satisfactory to IFC have been made for appointment of an agent for service of process pursuant to Section 9.06;

         (l) IFC has received a copy of the authorization to the Auditors referred to in Section 6.01 (h) and has received from the Auditors a letter or copy of a management letter from the auditor to the Company commenting on the adequacy of the Company's accounting and cost control system, and management information system;

         (m) IFC has received evidence, in the form of Schedule 3, of the authority of the person or persons who will, on behalf of the Company, sign the requests and certifications provided for in this Agreement, or take any other action or execute any other document required or permitted to be taken or executed by the Company under this Agreement, and the authenticated specimen signature of each such person;

         (n) IFC has received evidence that all Shareholders Loans have been capitalized into Shareholders Equity;

         (o) IFC has approved the Gas Sales Agreements and the Company's arrangements for sale of crude oil;

         (p) IFC has received evidence of: (i) the amount of new equity contributed by the Sponsors to the company in Fiscal Year 1998 and already spent on the Minimum Work Program; (ii) the amount of new equity contributed by the Sponsors to the Company which has been transferred as a cash balance to the Revenue Account; and (iii) the payment by the Sponsors of the proceeds of the Sponsor Loan into the Revenue Account; and the sum of the foregoing amounts shall be at least ten million Dollars (US$10,000,000); provided, however, that the requirement under subclause (iii) above shall not be applicable and accordingly, the sum of the foregoing amounts referred to above shall be reduced by the amount of the Sponsor Loan and therefore be equal only to at least eight million Dollars (US$8,000,000), if an irrevocable letter of credit, in form and substance satisfactory to IFC (including, in this respect, the satisfactory identity of the financial institution issuing such letter of credit), is obtained and is in full force and effect prior to the date of the first Disbursement, to support the future ability of the Sponsors to disburse the Sponsor Loan following a disbursement request by the Company;

         (q) [intentionally omitted];

         (r) IFC has received a copy of the Company's audited financial statements for the previous Fiscal Year, as well as copies of the Company's unaudited quarterly financial statements for the period between the date of the audited financial statements and the date of Disbursement;

         (s) the Company has appointed a full-time project manager, acceptable to IFC (which acceptance shall not be unreasonably withheld), who will be based mostly in Georgia, and has provided IFC with a copy of such project manager's employment contract;

         (t) the Company has supplied IFC with a list of all beneficiaries of past payments from the Company and/or its predecessor (JKX (Ninotsminda)), which IFC agrees to keep strictly confidential;

         Section 6.02. Conditions of all Disbursements. The obligation of IFC to make any Disbursement is also subject to the conditions that:

         (a) the Debt to Equity Ratio does not exceed 50:50;

         (b) the Life of Loan Cover Ratio exceeds 1.6;

         (c) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (d) the proceeds of such Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of IFC or the World Bank or for goods produced in or services supplied from any such country; but are, at the date of the relevant request, needed by the Company for the purpose of the Project, or will be needed for that purpose within three (3) months of such date and shall be spent only in countries which are members of the World Bank;

         (e) since the date of this Agreement nothing has occurred which can reasonably be expected to materially and adversely affect the carrying out of the Project or the Company's business prospects or financial condition or make it improbable that the Company will be able to observe or perform any of its obligations under this Agreement;

         (f) since the date of this Agreement the Company has not incurred any material loss or liability (except such liabilities as may be incurred in accordance with Section 6.02); and

         (g) the representations and warranties made in Article V are true on and as of the date of that Disbursement with the same effect as if such representations and warranties had been made on and as of the date of that Disbursement (but in the case of Section 5.01 (c), without the words in parenthesis).

         (h) all fees due and payable under Section 3.08 shall have been paid in full.

         Section 6.03. Company Certification. The Company shall deliver to IFC:

         (a) as part of each request for Disbursement a certification, substantially in the form of Schedule 1, with respect to the conditions specified in Sections 6.01 and 6.02, expressed to be effective as of the date of the relevant Disbursement and in the case of Section 6.02 (e), certified by the Auditors if IFC so requires;

         (b) such evidence as IFC reasonably requests of the proposed utilization of the proceeds of the relevant Disbursement or the utilization of the proceeds of any prior Disbursement; and

         (c) if IFC requests, a legal opinion or opinions in form and substance satisfactory to IFC, of counsel acceptable to IFC, and concurred in by counsel for the Company, with respect to any matters relating to the relevant Disbursement.

         Section 6.04. Conditions for IFC Benefit. The conditions in Sections
6.01 through 6.05 are for the benefit of IFC and may be waived only by IFC at its sole discretion.

         Section 6.05. Saving of Rights. Unless IFC otherwise notifies the Company and without limiting the generality of Section 9.10, the right of IFC to require compliance with any condition under this Agreement which IFC waives in respect of any Disbursement shall be preserved for the purposes of any subsequent Disbursement.



                                   ARTICLE VII

                              PARTICULAR COVENANTS


         Section 7.01. Affirmative Covenants. Unless IFC otherwise agrees, the Company shall:

         (a) carry out the Project in accordance with the Field Development Plan, subject to such substantial modifications which have been previously approved in writing by IFC, and otherwise conduct its business with due diligence and efficiency and in accordance with sound engineering, financial and business practices;

         (b) cause the financing specified in the Financial Plan to be applied exclusively to the Project and use its best efforts to cause the Physical Completion Date to occur before December 31, 1999;

         (c) promptly install and/or maintain the accounting and cost control system and management information system referred to in Section 6.01 (b), maintain books of account and other records adequate to reflect truly and fairly the financial condition of the Company and the results of its operations (including the progress of the Project) in conformity with International Accounting Standards, consistently applied;

         (d) Maintain a system for marketing and sales of oil produced from the Project satisfactory to IFC and endeavor to find economic markets for all natural gas produced by the Project in excess of requirements for field operations and to sell such natural gas pursuant to a Gas Sales Agreement;

         (e) during implementation of the Project, within 20 days of the end of each calendar month commencing with the calendar month following the date of the first Disbursement, deliver to IFC a monthly report, providing project implementation and operations information, including, without limitation, information on production of oil and natural gas from the License Area by field, production and disposal of formation water by field, principal investments and works carried out within the License Area, material works or services contracts entered into, significant events relating to the environment, occupational health and safety matters, and such other information as IFC may reasonably request to be provided on such monthly basis.

         (f) as soon as available but in any event within forty-five (45) days after the end of each of the first three quarters of each Fiscal Year, deliver to IFC:

              (i) two (2) copies of the Company's complete financial statements for such quarter prepared in accordance with International Accounting Standards consistently applied, certified by the chief financial officer of the Company;

              (ii) a calculation of the Debt Service Coverage Ratio as of the first day of such quarter, certified by the chief financial officer of the Company;

              (iii) two (2) copies of a quarterly report, providing operations information, including, without limitation, production of oil and natural gas by well, production of formation water by well, all investments and works carried out within the License Area, contracts for works and services entered into, a complete record of health, safety and environmental incidents, details of all contracts in effect relating to the sale and/or transportation of oil and natural gas from the Project, a record of individual sales including customer, quantities and price of both crude oil or natural gas sold, as well as a report on any factors materially affecting or which might materially affect the Company's business and operations or its financial condition and ability to meet its obligations under any Transaction Document, and such other information as IFC may reasonably request to be provided on such quarterly basis;

              (iv) a statement of all financial transactions between the Company and its directors, each Immediate Shareholder, any other shareholder, each Sponsor, and any other of its Affiliates and a certification by the chief financial officer of the Company that those transactions were on the basis of arms'-length arrangements and competitive bidding in compliance with the requirements of this Agreement;

              (v) a statement of the Company's Indebtedness for Borrowed Money in respect of Hedging Transactions as of the last day of such quarter;

         (g) as soon as available but in any event within one hundred and twenty
(120) days after the end of each Fiscal Year, deliver to IFC:

              (i) two (2) copies of its complete and audited financial statements for such Fiscal Year (which are in agreement with its books of account and prepared in accordance with International Accounting Standards consistently applied), together with the Auditors' audit report on them, all in form satisfactory to IFC;

              (ii) a copy of any management letter or other communication from the Auditors to the Company or to its management commenting, with respect to such Fiscal Year, on, among other things, the adequacy of the Company's financial control procedures, accounting systems and management information system;

              (iii) (following the Financial Completion Date) a calculation of the Debt Service Coverage Ratio and Debt to Equity Ratio, certified by the chief financial officer of the Company;

              (iv) a report by the Auditors to the effect that, on the basis of its audited financial statements, the Company was in compliance with the financial covenants contained in
                     Section 7.01 (y) as of the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance;

              (v) a review by the Company of the operations of the Company during such Fiscal Year, in a form satisfactory to IFC, containing the information listed in Schedule 5;

              (vi) a copy of the latest estimates and evaluation of the Company's proven and probable reserves, as submitted by CanArgo Energy Corporation to the United States Securities and Exchange Commission, or a recognized securities exchange or other securities regulatory authority together with supporting information;

              (vii) a statement by the Company of all financial transactions between the Company and its directors, each Immediate Shareholder, any other shareholder, each Sponsor, and any other of its Affiliates during such Fiscal Year and a certification by the chief financial officer of the Company that those transactions were on the basis of arms'-length arrangements and competitive bidding in compliance with the provisions of this Agreement;

              (viii) a statement of the Company's Indebtedness for Borrowed
                     Money in respect of Hedging Transactions as of the last day of such Fiscal Year;

         (h) deliver to IFC, no later than December 1 of each year, a copy of the Project budget for the next Fiscal Year which has been approved by the Company's board of directors;

         (i) deliver to IFC, promptly following receipt, a copy of any management letter or other communication sent by the Auditors (or any other accountants retained by the Company) to the Company or its management in relation to the Company's and/or the Project's financial, accounting and other systems, management or accounts if not provided pursuant to subsection (g) (ii) above;

         (j) authorize, in the form of Schedule 4, the Auditors (whose fees and expenses shall be for the account of the Company) to communicate directly with IFC at any time regarding the Company's accounts and operations and furnish to IFC a copy of such authorization;

         (k) endeavor to notify IFC not less than fifteen (15) days before any meeting of its shareholders, including the agenda of the meeting and permit a representative of IFC, at IFC's discretion, to attend such meeting as an observer;

         (l) promptly deliver to IFC two (2) copies of all notices, reports and other communications of the Company to its shareholders and endeavor to promptly deliver to IFC the minutes of all shareholders' meetings;

         (m) promptly provide to IFC such information as IFC from time to time reasonably requests about the Company, its assets and the Project;

         (n) permit representatives of IFC and the Independent Engineer to visit any of the premises where the business of the Company is conducted and to have access to its books of account and records;

         (o) promptly notify IFC of any proposed change in the nature or scope of the Project, the Field Development Plan, the Minimum Work Program, or the business or operations of the Company, and of any event or condition which might materially and adversely affect the carrying out of the Project or the carrying on of the Company's business or operations including, without limitation any Event of Default or Potential Event of Default under any Transaction Document;

         (p) promptly notify IFC as soon as it becomes aware of any litigation or administrative proceedings before any Authority or arbitral body which does or may materially and adversely affect the Company, its assets or the Project or the ability of the Company to perform and observe its obligations under any Transaction Document;

         (q) take all actions necessary to comply, and cause the Operator to comply, with (A) the "ecological passport", issued by the Georgian Ministry of Environmental Protection and all other applicable environmental and occupational health and safety requirements of Georgia and any local authorities, (B) applicable World Bank environmental policies, occupational health and safety guidelines, (C) the environmental and social actions specified in the Environmental Review Summary, and (D) the Supplemental Archaeological Policy and Procedures;

         (r) [intentionally omitted];

         (s) within one hundred and twenty (120) days after the end of each Fiscal Year, deliver to IFC an annual monitoring report, confirming compliance by the Company and by the Operator with the requirements of Section 7.01(r) above or, as the case may be, detailing any non-compliance together with the action being taken to ensure compliance;

         (t) maintain a full-time project manager acceptable to IFC, who shall be based mostly in Georgia, and provide to IFC a copy of such project manager's employment contract to the extent materially changed from the prior one submitted to IFC;

         (u) if PriceWaterhouseCoopers cease to be the auditors of the Company for any reason, appoint and maintain as the auditors of the Company a firm of independent public accountants satisfactory to IFC and, within thirty (30) days after such appointment, deliver to IFC a copy of an authorization to such firm in the form of Schedule 4;

         (v) obtain and maintain in force (or where appropriate, promptly renew) all Authorizations necessary for carrying out the Project and the Company's business and operations generally and the performance of the Company's obligations under the Transaction Documents;

         (w) perform and observe all the conditions and restrictions contained in, or imposed on the Company by, any of the Authorizations referred to in 7.01(v);

         (x) grant and assign the IFC Security to IFC and from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as may reasonably be requested by IFC for perfecting or maintaining in full force and effect the perfection of the IFC Security or for re-registering the IFC Security or otherwise to comply with the Company's obligations under the Transaction Documents;

         (y) maintain at all times, commencing with the Financial Completion
Date:

              (i)    a Debt Service Coverage Ratio of at least 1.6;

              (ii)   a Current Ratio of at least 1.3; and

              (iii)  a Debt to Equity Ratio of less than 50:50;

         (z) maintain the credit balance in the Debt Service Reserve Account at all times equal to the Debt Service Reserve Account Requirement and replenish, if necessary, the balance in such Account within five Business Days of the date on which IFC notifies the Company of the Loan Interest Rate applicable to any Interest Period, provided that, if the balance of the Debt Service Reserve Account is at any time greater that the Debt Service Reserve Account Requirement, the Company may, in a written notice to IFC stating the amount by which the Debt Service Reserve Account is overfunded, request IFC to direct the Bank to transfer the amount of such excess to the Revenue Account, and IFC agrees to give such direction within five Business Days of such request or such later date as shall be specified therein;

         (aa) require purchasers of its share of the oil produced from the Project and purchasers of natural gas under any Gas Sales Agreement to make all payments in Dollars on purchases of such oil or natural gas, within 45 days of lifting, to the Revenue Account and if, notwithstanding the Company's directions, a purchaser makes any such payment to any other account of the Company (or of any of the Sponsors or Immediate Shareholders), deposit or cause to be deposited into the Revenue Account an amount equal to that payment;

         (bb) use funds available in the Revenue Account only for the following purposes and in the following order of priority, and otherwise subject to the terms and conditions of this Agreement:

              (i) first, to replenish the Debt Service Reserve Account, if required, so that the balance on deposit therein is at all times equal to the Debt Service Reserve Account Requirement;

              (ii) second, regular operating expenses of the Project, including NOC Direct Overhead Charges and NOC Administration Overhead Charges as permitted by Section 7.02(x) and (y);

              (iii) third, to make principal and interest payments on the Loan as and when they come due, and to pay any fees in connection with the Loan as and when they come due;

              (iv) fourth, to meet Project capital expenditure commitments in accordance with the Minimum Work Program;

              (v) fifth, to meet capital expenditure commitments in accordance with the Field Development Plan as modified by the Annual Budgets approved by the Company's Board of Directors;

              (vi)   sixth, to any other payment permitted under this Agreement.

         Section 7.02. Negative Covenants. Unless IFC otherwise agrees in writing, the Company shall not:

         (a) directly or indirectly, declare or pay any dividend or make any distribution on its share capital, or purchase, redeem or otherwise acquire any shares of the Company or any option over them (each such action, a "Restricted Payment"), if an Event of Default or Potential Event of Default has occurred and is continuing;

         (b) make any Restricted Payment unless:

              (i)    the Financial Completion Date has occurred;

              (ii) after taking into account and giving effect to each such Restricted Payment, the balance in the Debt Service Reserve Account is at least equal to the Debt Service Reserve Account Requirement;

              (iii) after taking into account and giving effect to each such Restricted Payment, the Debt Service Coverage Ratio, Debt to Equity Ratio and Current Ratio are at the respective levels required under Section 7.01(x);

         (c) in any Fiscal Year, make any payment, whether by way of repayment of the Sponsor Loan or otherwise, to any Immediate Shareholder, Sponsor, or any other Affiliate, except to the extent of funds available therefor in the Revenue Account in accordance with Section 7.01(bb) and to the extent permitted under Subsection (b) above, and otherwise in accordance with the provisions of the Transaction Documents;

         (d) in any Fiscal Year, incur expenditures or commitments for expenditures for fixed or other non-current assets, other than those required for carrying out the Project or necessary for repairs or replacements essential to the Company's business or operations, in excess of an aggregate amount equivalent to $500,000;

         (e) incur, assume or permit to exist any indebtedness except:

              (i)    the Loan;

              (ii) other Indebtedness for Money Borrowed contemplated by the Financial Plan;

              (iii) Short Term Debt incurred in the ordinary course of business in an amount not to exceed $2,000,000;

              (iv) subordinated shareholder loans on terms and conditions substantially in the form of Schedule 7;

         (f) except as permitted under a Hedging Facility, enter into any Hedging Transaction or assume the obligations of any party to any Hedging Transaction;

         (g) enter into any agreement or arrangement to guarantee or, in any way or under any condition, to become obligated for all or any part of any financial or other obligation of another person;

         (h) create or permit to exist any Lien on any property, revenues or other assets, present or future, of the Company, other than the IFC Security;

         (i) enter into any transaction except in the ordinary course of business on the basis of arm's-length arrangements (including, without limitation, transactions whereby the Company might pay more than the ordinary commercial price for any purchase or might receive less than the full ex-works commercial price (subject to normal trade discounts) for its products) and, in the case of transactions with Affiliates, on the basis of competitive bidding;

         (j) establish any sole and exclusive purchasing or sales agency;

         (k) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Company's income or profits are, or might be, shared with any other person;

         (l) enter into any management contract or similar arrangement, whereby its business or operations are managed by any other person;

         (m) form or have any Subsidiary;

         (n) make or permit to exist loans, advances or investments to or in any person or enterprise, or make or permit to exist deposits with any person or enterprise other than commercial bank deposits in the ordinary course of business which may be invested only in short term investment grade marketable securities acquired solely to give temporary employment to its idle funds, and provided, further, that funds in the Debt Service Revenue Account shall only be invested in Permitted Investments;

         (o) change its Memorandum and Articles of Association in any manner which would be inconsistent with the provisions of any Transaction Document;

         (p) change its Fiscal Year;

         (q) change the nature or scope of the Project or change the nature of its business or operations;

         (r) sell, transfer, lease or otherwise dispose of all or a substantial part of its assets (whether in a single transaction or in a series of transactions, related or otherwise) unless such assets are replaced by assets ("Replacement Assets") of the same or higher value and useful economic life and unless, as a condition precedent to any such sale, transfer, lease, or disposition, the Company takes all necessary steps to ensure, and delivers an opinion of counsel acceptable to IFC (if IFC so requires) to the effect that, any Replacement Assets will become part of the IFC Security;

         (s) sell, farm-out or otherwise assign to any party its interest under the Production Sharing Contract and/or the Production and Exploration License or any agreement relating thereto;

         (t) undertake or permit any merger, consolidation or reorganization;

         (u) terminate, amend or grant any waiver in respect of any provision of any Transaction Document;

         (v) prepay (whether voluntarily or involuntarily) or repurchase any Long- term Debt (other than the Loan) pursuant to any provision of any agreement or note in respect of that Long-term Debt, unless:

              (i) that Long-term Debt is refinanced using new Long-term Debt on equivalent terms or terms (as to interest rate and tenor) more favorable to the Company; or

              (ii) if IFC so requires, the Company contemporaneously prepays a proportionate amount of the Loan;

         (v) enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind, except leases in respect of property or equipment with respect to which the total annual lease payments does not exceed the equivalent of $1,000,000; or

         (w) use the proceeds of any Disbursement in the territories of any country which is not a member of IFC or the World Bank or for reimbursements of expenditures in those territories or for goods produced in or services supplied from those territories.

         (x) make any payment of NOC Direct Overhead Charges in any Fiscal Year unless the aggregate of all such payments does not exceed, in Fiscal Year 1998, US$1.2 million, and in any Fiscal Year thereafter, US$1.2 million, escalated at 2% annually. Upon request by IFC, the Company shall provide documentation and justification for any payments made in compliance with this Section 7.02(x).

         (y) make any payment of NOC Administration Overhead Charges in any Fiscal Year unless the aggregate of all such payments does not exceed, in Fiscal Year 1998, US$0.5 million, and in any Fiscal Year thereafter, US$0.5 million, escalated at 2% annually. Upon request by IFC, the Company shall provide documentation and justification for any payments made in compliance with this
Section 7.02(y).

         Section 7.03. Insurance. Unless IFC otherwise agrees, the Company shall:

         (a) insure and keep insured with financially sound and reputable insurer or insurers all its assets and business which can be insured, against all insurable losses, on a reinstatement basis utilizing current full replacement values, including, without limitation, the insurance specified in
Schedule 6 and any other insurance required by law; all such insurance policies shall be in the English language and governed by New York law;

         (b) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each insurance policy;

         (c) ensure that every insurance and reinsurance policy on its assets and for business interruption or delayed start-up cannot be terminated by the insurer for any reason (including failure to pay the premium or any other amount) unless both IFC and the Company receive at least forty-five (45) days notice;

         (d) ensure that every insurance policy on its assets which are the subject of the IFC Security and for business interruption or delayed start-up names IFC as sole loss payee for any claim in excess of five hundred thousand Dollars (US$500,000);

         (e) ensure that IFC and all contractors working at the Project site (but only with respect to construction work) are named as additional named insured, on all public liability policies;

         (f) not do or omit to do, or permit to be done or not done, anything which might prejudice the Company's, right to claim or recover under any insurance policy;

         (g) deliver to IFC:

              (i) within thirty (30) days after any insurance policy is issued to the Company, a copy of that policy incorporating any loss payee provisions required under subsection (d) above (unless that policy has already been provided to IFC pursuant to Section 6.01(c));

              (ii) not less than ten (10) days prior to the expiry date of any insurance policy (or, for insurance with multiple renewal dates, not less than ten (10) days prior to the expiry date of the policy on the principal asset), a certificate of renewal from the insurer, insurance broker or agent confirming the renewal of that policy and the renewal period, the premium, the amounts insured for each asset or item and any changes in terms or conditions from the policy's issue date or last renewal and confirmation from the insurer that provisions naming IFC as loss payee remain in effect; and

              (iii) any other information or documents on each insurance policy IFC requests from time to time;

         (h) notify IFC as soon as possible of any event entitling the Company to claim for an aggregate amount exceeding the equivalent of five hundred thousand Dollars ($500,000) under any one or more insurance policies;

         (i) promptly notify the relevant insurer of any claim by the Company under any policy written by that insurer and diligently pursue that claim; and

         (j) not vary, rescind, cancel, terminate or cause a material change to any insurance policy, nor do or omit to do, or permit to be done or not done, anything which might prejudice the Company's right to claim or recover under any insurance policy.

         Section 7.04. Application of Insurance Proceeds. (a) At its discretion, IFC may remit the proceeds of any insurance paid to it to the Company to repair or replace the relevant damaged assets or may apply such proceeds to prepay all or any part of the Loan (or any other amounts owing to IFC).

         (b) The Company shall use any insurance proceeds it receives (whether from IFC or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset.

         Section 7.05. Document Taxes. (a) The Company shall pay all taxes (including stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration or notarization of the Transaction Documents, and any other documents related to this Agreement.

         (b) The Company shall, upon notice from IFC, reimburse IFC or its assigns for any such taxes, duties, fees or other charges paid by IFC or its assigns.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT


         Section 8.01. Acceleration after Default. If any Event of Default occurs and is continuing (whether it is voluntary or involuntary, or results from operation of law or otherwise), IFC may, by notice to the Company, require the Company to repay the Loan or such part of the Loan as is specified in that notice. On receipt of any such notice, the Company shall immediately repay the Loan (or that part of the Loan specified in that notice) and all interest accrued on it and any other amounts then payable under this Agreement. The Company waives any right it might have to further notice, presentment, demand or protest in respect of that demand for immediate payment.

         Section 8.02. Events of Default. It shall be an Event of Default if:

         (a) the Company fails to pay when due any part of the principal of the Loan or any interest on the Loan and such failure continues for a period of five
(5) days;

         (b) the Company fails to observe or perform any of its obligations under this Agreement (other than for the payment of the principal of, or interest on, the Loan), any other Transaction Document or any other agreement between the Company and IFC, or any other party fails to observe or perform any of its obligations under any Transaction Document, and any such failure continues for a period of fifteen (15) days or, in the case of such a failure with respect to Section 7.01(y) only, thirty (30) days, after IFC notifies the Company of that failure;

         (c) any representation or warranty made in Article V, in connection with the execution and delivery of this Agreement, or in connection with any request for Disbursement under this Agreement, or in any other Transaction Document, is found to be incorrect in any material respect;

         (d) any Authority condemns, nationalizes, seizes, or otherwise expropriates all or any substantial part of the property or other assets of the Company or of its share capital, or assumes custody or control of such property or other assets or of the business or operations of the Company or of its share capital, or takes any action for the dissolution or disestablishment of the Company or any action that would prevent the Company or its officers from carrying on all or a substantial part of its business or operations;

         (e) a decree or order by a court is entered against the Company:

              (i)    adjudging the Company bankrupt or insolvent;

              (ii) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company under any applicable law;

              (iii) appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or other assets; or

              (iv)   ordering the winding up or liquidation of its affairs;

             or any petition is filed seeking any of the above and is not dismissed within thirty (30) days;

         (f) the Company:

              (i) requests a moratorium or suspension of payment of debts from any court;

              (ii) institutes proceedings or takes any form of corporate action to be liquidated, adjudicated bankrupt or insolvent;

              (iii) consents to the institution of bankruptcy or insolvency proceedings against it;

              (iv) files a petition or answer or consent seeking reorganization or relief under any applicable law, consents to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property;

              (v)    makes a general assignment for the benefit of creditors; or

              (vi) admits in writing its inability to pay its debts generally as they become due or otherwise becomes insolvent;

         (g) an attachment or analogous process is levied or enforced upon or issued against any of the assets of the Company for an amount in excess of the equivalent of five hundred thousand Dollars ($500,000) and is not discharged within thirty (30) days;

         (h) any other event occurs which under any applicable law would have an effect analogous to any of those events listed in subsections (e), (f) and (g) above;

         (i) any of the events specified in subsections (e), (f), (g) and (h) above occur with respect to any Sponsor so long as the Guaranty is in effect;

         (j) the Company fails to pay any of its Debt (other than the Loan) which is outstanding under, or to perform any of its obligations under, any agreement pursuant to which there is outstanding any Debt of the Company in an amount exceeding five hundred thousand Dollars ($500,000), and such failure continues for more than any applicable period of grace;

         (k) any Authorization necessary for the Company to perform and observe its obligations under any Transaction Document is not obtained when required or is rescinded, terminated, lapses or otherwise ceases to be in full force and effect, including in respect of the remittance to IFC or its assigns in Dollars of any amounts payable under any Transaction Document and is not restored or reinstated within thirty (30) days of notice by IFC to the Company requiring that restoration or reinstatement;

         (l) any provision of any Security Document is revoked, terminated or ceases to be in full force and effect or ceases to provide the security intended, without, in each case, the prior consent of IFC, or performance of the obligations under any such document becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any person unless, in the case only of a repudiation or challenge, such repudiation or challenge is withdrawn within thirty (30) days of IFC's notice to the Company requiring that withdrawal and pending such withdrawal such repudiation or challenge has no effect;

         (m) any provision of any Transaction Document (other than a Security Document) is materially modified, revoked, terminated or ceases to be in full force and effect without, in each case, the prior consent of IFC, or performance of the obligations under any such document becomes unlawful or any such document is declared to be void or is repudiated or its validity or enforceability at any time is challenged by any person and such provision is not restored or replaced by a provision acceptable to IFC, or such repudiation or challenge is not withdrawn within thirty (30) days of IFC's notice to the Company requiring that restoration, replacement or withdrawal and pending such withdrawal such repudiation or challenge has no effect;

         (n) if, after the Financial Completion Date, the balance in the Debt Service Reserve Account is lower than the Debt Service Reserve Account Requirement and is not made up to such amount within any time period agreed pursuant to the Retention Account Agreement;

         Section 8.03. Bankruptcy. If the Company is liquidated or declared bankrupt, the Loan, all interest accrued on it and any other amounts payable under this Agreement will become immediately due and payable without any presentment, demand, protest or notice of any kind, all of which the Company waives.

         Section 8.04. Notice of Events. If any Event of Default or Potential Event of Default occurs, the Company shall immediately notify IFC by facsimile or telex specifying the nature of such Event of Default or Potential Event of Default and any steps the Company is taking to remedy it.

         Section 8.05. Disclosure of Information. (a) IFC may disclose to any person for the purpose of exercising any power, remedy, right, authority, or discretion under this Agreement or any other Transaction Document in connection with an Event of Default, any documents or records of, or information about, any Transaction Document, or the assets, business or affairs of the Company.

         (b) The Company acknowledges and agrees that, notwithstanding the terms of any other agreement between the Company and IFC, a disclosure of information by IFC in the circumstances contemplated by this Section does not violate any duty owed to the Company or any agreement between IFC and the Company.



                                   ARTICLE IX

                                  MISCELLANEOUS


         Section 9.01. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Subject to Sections 6.01(m) and 7.05, the notice, request or other communication may be delivered by hand, airmail, facsimile, established courier service or telex to the party's address specified below or at such other address as such party notifies to the other party from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.


         For the Company:

         Ninotsminda Oil Company
         P.O. Box 291
         Commerce House, Les Banques
         St. Peter Port, Guernsey, GY1 3RR
         British Isles

         Attention:        Chairman

         Facsimile:        44-1481-729-982

         With a copy sent to:

         Ninotsminda Oil Company
         Suite 1580, 727 - 7th Avenue S.W.
         Calgary, Alberta, Canada
         T2P  0Z5

         Attention:        Finance Director

         Facsimile:        (403) 777-1578

         For IFC:

         International Finance Corporation
         2121 Pennsylvania Avenue, N.W.
         Washington, D.C. 20433
         United States of America

         Attention: Director, Oil, Gas and Mining Department

         Facsimile:   (202) 974-4322

         With a copy (in the case of notices relating to payments) sent to the attention of the Manager, Accounting Division, at:

         Facsimile:   (202) 974-4371

         Section 9.02. English Language. All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall, if IFC so requests, be accompanied by a translation into English satisfactory to IFC certified by a representative of the Company, which translation shall be the governing version between the Company and IFC.

         Section 9.03. Expenses. The Company shall pay to IFC or as IFC may direct:

         (a) the fees and expenses of IFC's external counsel in Georgia and New York incurred in connection with:

              (i) the preparation of the investment by IFC provided for under this Agreement;

              (ii) the preparation and/or review, execution and, where appropriate, registration of the Transaction Documents and any other documents related to them;

              (iii) the giving of any legal opinions required by IFC under any Transaction Document;

              (iv) the administration by IFC of the investment provided for in this Agreement or otherwise in connection with any amendment, supplement or modification to, or waiver under, any of the Transaction Documents;

              (v) the registration (where appropriate) and the delivery of the evidences of indebtedness relating to the Loan and its disbursement;

              (vi) the occurrence of any Event of Default or Potential Event of Default; and

         (b) the costs and expenses incurred by IFC in relation to the enforcement or protection or attempted enforcement or protection of its rights under any Transaction Document, or the exercise of its rights or powers consequent upon or arising out of the occurrence of any Event of Default or Potential Event of Default, including legal and other professional consultants' fees on a full indemnity basis.

         Section 9.04. Financial Calculations. (a) All financial calculations to be made under, or for the purposes of, this Agreement shall be determined in accordance with accounting principles applied on a consistent basis and, except as otherwise required to conform to the definitions contained in Article I or any other provisions of this Agreement, shall be calculated from the then most recently issued quarterly financial statements which the Company is obligated to furnish to IFC under Section 7.01 (f).

         (b) If the relevant quarterly financial statements are in respect of the last quarter of a Fiscal Year then, at IFC's option, such calculations may instead be made from the audited financial statements for the relevant Fiscal Year.

         (c) If any material adverse change in the financial condition of the Company after the end of the period covered by the relevant financial statements has occurred, such material adverse change shall also be taken into account in calculating the relevant figures.

         Section 9.05. Termination of Agreement. This Agreement shall continue in force until all monies payable under it have been fully paid in accordance with its provisions.

         Section 9.06. Applicable Law and Jurisdiction (a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

         (b) The Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which it is party may be brought by IFC in the courts of the State of New York or of the United States of America located in the Southern District of New York. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

         (c) By the execution and delivery of this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding and designates, appoints and empowers Corporation Services Company, Two World Trade Center, New York, NY as its authorized agent to receive for and on its behalf service of any summons, complaint or other legal process in any such action, suit or proceeding in the State of New York.

         (d) Nothing in this Agreement shall affect the right of IFC to commence legal proceedings or otherwise sue the Company in any other jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

         (e) As long as this Agreement remains in force, the Company shall maintain a duly appointed agent for the service of summons, complaint and other legal process in New York, New York, United States of America, for purposes of any legal action, suit or proceeding IFC may bring in respect of this Agreement or any other Transaction Document to which it is a party. The Company shall keep IFC advised of the identity and location of their respective agent.

         (f) The Company also irrevocably consents, if for any reason its authorized agent for service of process of summons, complaint and other legal process in any such action, suit or proceeding is not present in New York, New York, to service of such papers being made out of those courts by mailing copies of the papers by registered United States air mail, postage prepaid, to the Company's address specified in Section 9.01. In such a case, IFC shall also send by telex or facsimile, or have sent by telex or facsimile, a copy of the papers to the Company.

         (g) Service in the manner provided in subsection (f) above in any such action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

         (h) The Company irrevocably waives to the fullest extent permitted by applicable law:

              (i) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in this Section;

              (ii) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

              (iii) its right of removal of any matter commenced by IFC in the courts of the State of New York to any court of the United States of America.

         (i) To the extent that the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement or any other Transaction Document to which it is party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction such immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waive such immunity to the fullest extent permitted by the laws of such jurisdiction.

         (j) The Company hereby acknowledges that IFC shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any other Transaction Document to which it is a party, brought against IFC in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which it is a party or the transactions contemplated by this Agreement or such Transaction Documents, brought against IFC in any forum in which IFC is not entitled to immunity from a trial by jury.

         (k) To the extent that the Company may, in any suit, action or proceeding brought in any of the courts referred to in paragraph (b) above or elsewhere arising out of or in connection with this Agreement or any other Transaction Document to which it is party, be entitled to the benefit of any provision of law requiring IFC in such suit, action or proceeding to post security for the costs of the Company (cautio judicatum solvi), or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

         Section 9.07. Successors and Assigns. This Agreement binds and benefits the respective successors and assigns of its parties. However the Company may not assign or delegate any of its rights or obligations under this Agreement without IFC's consent.

         Section 9.08. Amendment. Any amendment of any provision of this Agreement shall be in writing and signed by the parties.

         Section 9.09. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

         Section 9.10. Remedies and Waivers. No failure or delay by IFC in exercising any power, remedy, discretion, authority or other rights under this Agreement shall waive or impair that or any other right of IFC. No single or partial exercise of such a right shall preclude its additional or future exercise. No such waiver shall waive any other right under this Agreement. All waivers or consents given under this Agreement shall be in writing.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.


                                    NINOTSMINDA OIL COMPANY


                                    By:   /s/  MICHAEL BINNION
                                        --------------------------------
                                            Authorized Representative



                                    INTERNATIONAL FINANCE CORPORATION


                                    By:   /s/  MARIA DA GRACA DOMINGUES
                                        --------------------------------
                                              Authorized Representative

                                                                      SCHEDULE 1
                                                                     Page 1 of 3


                    FORM OF REQUEST FOR DISBURSEMENT [(LOAN)]
                         (See Sections 3.02 and [6.06)]
                              [COMPANY LETTERHEAD]


                                                                          [Date]



International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:   Director, Oil, Gas and Mining Department


Ladies and Gentlemen:

                             Investment No.  8138
                             Request for Loan Disbursement No. [    ]*


1. Please refer to the Convertible Loan Agreement (the "Convertible Loan Agreement") dated December 17, 1998 between Ninotsminda Oil Company (the "Company") and International Finance Corporation ("IFC"). Terms defined in the Convertible Loan Agreement have their defined meanings whenever used in this request.

2. The Company irrevocably requests the disbursement on ____________, 1998 (or as soon as practicable thereafter) of the amount of ____________ (____________) under the Loan (the "Disbursement") in accordance with the provisions of Section 3.02 of the Convertible Loan Agreement. You are requested to pay such amount to the account in [New York] of [Name of Company], Account No. ____________ at [Name and Address of Bank].



-------------------------

        * To correspond with number of the Disbursement Request. SEC Schedule 1.

                                                                      SCHEDULE 1
                                                                     Page 2 of 3



3. There is enclosed a signed[, stamped,] but undated receipt for the amount of the Disbursement. The Company authorizes IFC to date such receipt with the date of actual disbursement by IFC.

4. For the purpose of Sections [6.02 and 6.03] of the Convertible Loan Agreement, the Company further certifies as follows:

         (a) no Event of Default and no Potential Event of Default has occurred and is continuing;

         (b) the proceeds of the Disbursement are at the date of this request needed by the Company for the purpose of the Project, or will be needed for such purpose within three (3) months of such date;

         (c) since the date of the Convertible Loan Agreement nothing has occurred which might materially and adversely affect the carrying out of the Project or the Company's business prospects or financial condition, or make it improbable that the Company will be able to fulfill any of its obligations under the Convertible Loan Agreement;

         (d) since [insert date] [the date of the Convertible Loan Agreement] the Company has not incurred any material loss or liability (except such liabilities as may be incurred by the Company in accordance with Section 7.02 of the Convertible Loan Agreement);

         (e) the representations and warranties made in Article VI of the Convertible Loan Agreement are true on the date of this request and will be true on the date of Disbursement with the same effect as if such representations and warranties had been made on and as of each such date;

         (f) the proceeds of that Disbursement are not in reimbursement of, or to be used for, expenditures in the territories of any country which is not a member of IFC or the World Bank or for goods produced in or services supplied from any such country;

         (g) after giving effect to the Disbursement, the Company will not be in violation of:

                                                                    SCHEDULE 1
                                                                    Page 3 of 3



              (i)    its [Memorandum and Articles of Association]/[Charter];

              (ii) any provision contained in any document to which the Company is a party (including the Convertible Loan Agreement) or by which the Company is bound; or

              (iii) any law, rule or regulation, directly or indirectly, limiting or otherwise restricting the Company's borrowing power or authority or its ability to borrow; and

         The above certifications are effective as of the date of this Request for Disbursement and shall continue to be effective as of the date of the Disbursement. If any of these certifications is no longer valid as of or prior to the date of the requested Disbursement, the Company undertakes to immediately notify IFC.

                                        Yours truly,

                                        NINOTSMINDA OIL COMPANY


                                        By ______________________________
                                           Authorized Representative



Copy to:    Manager, Accounting Division
            International Finance Corporation

                                                                      SCHEDULE 2
                                                                     Page 1 of 1



                        FORM OF LOAN DISBURSEMENT RECEIPT

              (See Section 3.02 of the Convertible Loan Agreement)

                              [COMPANY LETTERHEAD]



International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:    Manager, Accounting Division


Ladies and Gentlemen:

                               Investment No. 8138
                               Disbursement Receipt No. [    ]* (Loan)


We, Ninotsminda Oil Company, hereby acknowledge receipt on the date hereof, of the sum of $________ disbursed to us by International Finance Corporation ("IFC") under the Loan of $________ provided for in the Convertible Loan Agreement dated December 17, 1998 between our company and International Finance Corporation.


                                    Yours truly,

                                    NINOTSMINDA OIL COMPANY

                                    By _________________________________
                                       Authorized Representative**


--------------------

         ** To correspond with number of the Disbursement request. See Schedule
         1.

         *** As named in the Company's Certificate of Incumbency and Authority (see Schedule [4]).

                                                                      SCHEDULE 3
                                                                     Page 1 of 2



                 FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY
                             (See Section [5.01(n))

                              [COMPANY LETTERHEAD]



                                                                          [Date]


International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America

Attention:        Director, Oil, Gas and Mining Department


         Ladies and Gentlemen:


                     Certificate of Incumbency and Authority


         With reference to the Convertible Loan Agreement between us, dated December 17, 1998 (the "Convertible Loan Agreement"), I, the undersigned [Chairman/Director] of Ninotsminda Oil Company, (the "Company"), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the persons each of whom are, and will continue to be, authorized:

         (a) to sign on behalf of the Company the requests for the disbursement of funds provided for in Section [3.02] of the Convertible Loan Agreement;

         (b) to sign the certifications provided for in Section 6.03 of the Convertible Loan Agreement; and

         (c) to take any other action required or permitted to be taken, done, signed or executed under the Convertible Loan Agreement or any other agreement to which IFC and the Company may be parties.

                                                                      SCHEDULE 3
                                                                     Page 2 of 2




* Name                      Office                  Specimen Signature

______                    __________                __________________
______                    __________                __________________
______                    __________                __________________


         You may assume that any such person continues to be so authorized until you receive authorized written notice from the Company that they, or any of them, is no longer so authorized.


                                    Yours truly,

                                    NINOTSMINDA OIL COMPANY


                                    By ________________________
                                       [Chairman/Director]








-------------------------

         ** Designations may be changed by the Company at any time by issuing a new certificate of Incumbency and Authority authorized by the Board of Directors of the Company.

                                                                      SCHEDULE 4
                                                                     Page 1 of 2


                      FORM OF LETTER TO COMPANY'S AUDITORS

                              [COMPANY LETTERHEAD]

                    (See Sections [5.01(m)] and [6.01(h)] of
                         the Convertible Loan Agreement)


                                                                          [DATE]



[NAME OF AUDITORS]
[ADDRESS]


Ladies and Gentlemen:


         We hereby authorize and request you to give to International Finance Corporation of 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America ("IFC"), all such information as IFC may reasonably request with regard to the financial statements of the undersigned Company, both audited and unaudited. We have agreed to supply that information and those statements under the terms of an Convertible Loan Agreement between the undersigned Company and IFC dated December 17, 1998 (the "Convertible Loan Agreement"). For your information we enclose a copy of the Convertible Loan Agreement.

         We authorize and request you to send two copies of the audited accounts of the undersigned Company to IFC to enable us to satisfy our obligation to IFC under Section [6.01 (e)(i)] of the Convertible Loan Agreement. When submitting the same to IFC, please also send, at the same time, a copy of your full report on such accounts in a form reasonably acceptable to IFC.

         Please note that under Section [6.01 (e) (ii) and (iii)] of the Convertible Loan Agreement, we are obliged to provide IFC with:

                                                                      SCHEDULE 4
                                                                     Page 2 of 2



        (a) a copy of any management letter or other communication from you to the Company or its management commenting on, among other things, the adequacy of the Company's financial control procedures and accounting and management information systems; and

        (b) a report by you certifying that, based upon its audited financial statements, the Company was in compliance with the financial covenants contained in Section [6.02] of the Convertible Loan Agreement as at the end of the relevant Fiscal Year or, as the case may be, detailing any non-compliance.

        Please also submit each such communication and report to IFC with the audited accounts.

        For our records, please ensure that you send to us a copy of every letter which you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.



                                      Yours truly,

                                      NINOTSMINDA OIL COMPANY



                                      By ______________________________
                                         Authorized Representative

Enclosure

cc:      Director
         [Name of Department]
         International Finance Corporation
         2121 Pennsylvania Avenue, N.W.
         Washington, D.C. 20433
         United States of America

                                                                      SCHEDULE 5
                                                                     Page 1 of 1



                 INFORMATION TO BE INCLUDED IN ANNUAL REVIEW OF
                                   OPERATIONS

           (See Section 7.01(f)(v) of the Convertible Loan Agreement)


[1) Sponsors and Shareholdings. Information on significant changes in share ownership of Company, the reasons for such changes, and the identity of major new shareholders.

2) Country Conditions and Government Policy. Report on any material changes in local conditions, including government policy changes, that directly affect the Company (e.g. changes in government economic strategy, taxation, foreign exchange availability, price controls, and other areas of regulations.)

3) Management and Technology. Information on significant changes in (i) the Company's senior management or organizational structure, and (ii) technology used by the Company, including technical assistance arrangements.

4) Corporate Strategy. Description of any changes to the Company's corporate or operational strategy, including changes in products, degree of integration, and business emphasis.

5) Markets. Brief analysis of changes in Company's market conditions (both domestic and export), with emphasis on changes in market share and degree of competition.

6) Operating Performance. Discussion of major factors affecting the year's financial results (sales by value and volume, operating and financial costs, profit margins, capacity utilization, capital expenditure, etc.).

7) Financial Condition. Key financial ratios for previous year, compared with ratios covenanted in the Convertible Loan Agreement.]

                                                                    [SCHEDULE 6]
                                                                     Page 1 of 1


                             INSURANCE REQUIREMENTS

The company shall effect and maintain the following insurance covers at all times during the period of the Financing Agreements, under forms of policies and with insurers and reinsurers acceptable to IFC:

1. Property insurance covering all assets at full replacement value during operations and construction (as applicable).

2.      Business Interruption cover with minimum 12 months indemnity period.

3. Liability cover, including products liability and seepage and pollution for not less than US$ 10 million.

4. Operator's Extra Expenses, including Control of Well, Redrilling, etc. for not less than US$ 10 million.

5.      Transport insurance for import of equipment, oil in transit, etc.

6.      All other insurances required by local legislation or by contract.

                                                                    [SCHEDULE 7]
                                                                     Page 1 of 2


                           TERMS OF SUBORDINATED LOANS


        Any subordinated loan provided to the Company, (except for the Sponsor
Loan), shall have the following minimum terms:

        (a) unsecured;

        (b) repayment in approximately equal semi-annual installments over a period of not less than five (5) years commencing twelve (12) months after the full disbursement of the relevant Subordinated Loan;

        (c) rate of interest not to exceed that of the IFC Loan;

        (d) no payment of interest or repayment of principal in respect of the Subordinated Loan shall be made in any Fiscal Year unless all amounts due and payable by the Company to IFC in that Fiscal Year have been fully paid;

        (e) no payment of interest or repayment of principal in respect of the Subordinated Loan shall be made if the Company is in arrears in the payment of interest on, or repayment of principal of, the IFC Loan or any other indebtedness;

        (f) payment of principal and interest shall take place at least fifteen
(15) days after the Interest Payment Dates of the IFC Loan;

        (g) upon any distribution of assets in connection with any dissolution, winding up, liquidation, bankruptcy, reorganization or upon an assignment for the benefit of creditors of the Company:

              (i) no payment in respect of principal, interest or any other amount in respect of such Subordinated Loans may be made unless full payment in respect of interest on, and principal of, the IFC Loan has been made;

                                                                      SCHEDULE 7
                                                                     Page 2 of 2


              (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the lender of the Subordinated Loan would be entitled in respect of the Subordinated Loan except for these provisions, must instead be paid by the liquidator or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to IFC; and

        (h) until all amounts payable in respect of the IFC Loan, or otherwise under the Convertible Loan Agreement, are paid in full the lenders of the Subordinated Loan shall not:

              (i) exercise or attempt to exercise any right of subrogation with respect to payments not paid to such lenders as a result of the operation of the provisions set forth in this
                     Schedule 1;

              (ii) claim or receive the benefit of any document or agreement of which IFC has the benefit, any monies held by IFC or any right, power or authority of IFC;

         (i) if for any reason whatsoever the lender of such Subordinated Loan receives any payment or distribution in respect of the Subordinated Loan contrary to the provisions set out above, that lender shall hold the same in trust for IFC, promptly notify IFC of the receipt of such payment or distribution and promptly pay the amount of such payment or distribution to IFC or, if IFC so elects, to any bank specified by IFC, to hold such amounts for IFC's account.

                                                                      SCHEDULE 8
                                                                     Page 1 of 1



                          REQUIREMENTS FOR SPONSOR LOAN


The Sponsor Loan will be provided, or caused to be provided, by the Sponsors to the Company prior to Loan Disbursement. The Sponsor Loan will be in the amount of US$2 million, and shall be unsecured and subordinated to the Loan. The Sponsor Loan will be disbursed into the Revenue Account. It will accrue interest at the Loan Interest Rate until the Physical Completion Date, after which time no further interest shall accrue. No payments of interest or repayments of principal shall be made until after the Physical Completion Date, after which time principal of the Sponsor Loan and accrued interest may be repaid providing that (i) after giving effect to such repayment the Debt Service Reserve Account is funded at the Debt Service Reserve Account Requirement and (ii) no Event of Default or Potential Event of Default has occurred or is continuing.

                                                                      SCHEDULE 9



                             Field Development Plan

                         NINOTSMINDA OIL COMPANY LIMITED
                        1580, 727 - SEVENTH AVENUE S.W.,
                            CALGARY, ALBERTA T2P 0Z5

                                                      TELEPHONE : (403) 777-1185
                                                      FACSIMILE : (403) 777-1578




                         Updated Field Development Plan


                          for the Ninotsminda Oil Field



                        Proposed Plans for 1998 and 1999

                                        &

                      A General Full Field Development Plan


                                   Prepared By

                                Irakli Tavdumadze
                                Alfred Kjemperud
                                  Ingo McGrath


                                Tbilisi, Georgia


                                  October 1998

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan

                                Table of Contents


1    SUMMARY.............................................................................................4

2    SEISMIC PROGRAM.....................................................................................5

   2.1    OLD SEISMIC DATA...............................................................................5
   2.2    NEW SEISMIC LINES..............................................................................6
   2.3    SUMMARY OF SEISMIC ACTIVITIES..................................................................6

3    DRILLING PROGRAM....................................................................................6

   3.1    GENERAL........................................................................................6
   3.2    WELL N98.......................................................................................7
     3.2.1     N98 FUTURE OPERATIONS:....................................................................7
   3.3    WELL N97.......................................................................................8
   3.4    WELL N99.......................................................................................8
   3.5    WELL N100......................................................................................8
   3.6    WELL N105......................................................................................8
   3.7    DRILLING SUMMARY...............................................................................9

4    WORKOVER PROGRAM....................................................................................9

5    OTHER REQUIREMENTS.................................................................................11

   5.1    BASE EXPANSION:...............................................................................11
   5.2    PURCHASE OF ADDITIONAL PRESSURE TRANSIENT EQUIPMENT...........................................11
   5.3    PVT TESTING...................................................................................11
   5.4    TWO WATER SUPPLY WELLS........................................................................11
   5.5    PRODUCTION FACILITY UPGRADES..................................................................11
   5.6    ACCOMMODATION.................................................................................11
   5.7    TRANSPORTATION................................................................................12
   5.8    COMMUNICATION / COMPUTERS.....................................................................12
   5.9    EDUCATION.....................................................................................12

6    PAST AND PLANNED EXPENDITURES......................................................................12

7    FULL FIELD DEVELOPMENT; INTO THE NEW MILLENIUM.....................................................12

   7.1    RESERVES......................................................................................12
   7.2    DRAINAGE AREAS................................................................................12
   7.3    DRILLING......................................................................................13
   7.4    WORKOVERS.....................................................................................14
   7.5    FACILITIES....................................................................................14
   7.6    PRODUCTION....................................................................................14
   7.7    FULL FIELD DEVELOPMENT SUMMARY................................................................14

8    BRIEFLY ON EXPLORATION POTENTIAL...................................................................15

   8.1    MANAVI........................................................................................15
   8.2    WEST RUSTAVI AND NINOTSMINDA..................................................................15

9    APPENDIX 1  DETAILED WORKOVER PLAN.................................................................16

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan

   9.1    N9............................................................................................16
   9.2    N21...........................................................................................16
   9.3    N22...........................................................................................17
   9.4    N30...........................................................................................17
   9.5    N32...........................................................................................17
   9.6    N49...........................................................................................18
   9.7    N53...........................................................................................18
   9.8    N59...........................................................................................18
   9.9    N96...........................................................................................18
   9.10   R16...........................................................................................19
   9.11   R51...........................................................................................19
   9.12   WORKOVER SUMMARY..............................................................................20

10      APPENDIX 2 PAST AND PLANNED EXPENDITURES 1998 TO 1999...........................................21


                                 List of Tables

TABLE 1      OLD SEISMIC DATA RECOMMENDED FOR REPROCESSING...............................................5
TABLE 2      OLD NON-PROCESSED SEISMIC RECOMMENDED FOR PURCHASE AND PROCESSING...........................5
TABLE 3      SUMMARY OF COST OF SEISMIC ACQUISITION, PROCESSING AND INTERPRETATION.......................6
TABLE 4      NEW WELLS: ESTIMATED RESERVOIR PROPERTIES AND RISKS.........................................7
TABLE 5      DRILLING SUMMARY............................................................................9
TABLE 6      WORKOVER PROPOSAL SUMMARY...................................................................9
TABLE 7      CONSERVATIVE ESTIMATE OF DEC 1999 PRODUCTION VOLUMES.......................................10
TABLE 8      PAST AND PLANNED EXPENDITURES SUMMARY 1998 & 1999..........................................12
TABLE 9      FULL FIELD DEVELOPMENT SUMMARY.............................................................15
TABLE 1-1    WORKOVER SUMMARY...........................................................................20


                                 List Of Figures

FIGURE 1 LOCATION MAP
FIGURE 2 TOP STRUCTURE MAP SHOWING WELL LOCATIONS
FIGURE 3 GANT DIAGRAM SHOWING THE PLANNED ACTIONS FOR 1998 AND 1999 FIGURE 4 FUTURE DEVELOPMENT
FIGURE 5 WELL BUILD UP SCHEDULE
FIGURE 6 DAILY OIL PRODUCTION TO 2016
FIGURE 7 ANNUAL OIL PRODUCTION TO 2016
FIGURE 8 OIL FIELDS AND PROSPECTS IN THE NINOTSMINDA AREA
FIGURE 9 WEST RUSTAVI, UPPER CRETACEOUS TOP STRUCTURE MAP

Ninotsminda Oil Company                            Wednesday, February 10, 1999
Updated Field Development Plan

1        SUMMARY

This document is an addendum to the report: "Field Development plan for the development of the Ninotsminda Oilfield, Republic of Georgia." sent to IFC in the spring of 1998. The purpose of this document is twofold; first, to present a summary of Ninotsminda Oil Company's (NOC) 1998 operations to September, 1998 and second, to detail a "Minimum Work Program" for the next 15 months until the end of 1999.

The work to be performed in Ninotsminda can either be regarded as appraisal, development or maintenance. All tasks are interrelated when it comes to sharing of resources, equipment and personnel and all three parts will be covered in this document without distinctions between them.

The IFC Loan requirements include a "Minimum Work Program" which is estimated to cost $US 18.9 M. With respect to this requirement, NOC has set a production goal of 4,500 bopd by December 1999. As per the IFC loan, 1998 sunk costs directly related to the project will be reviewed and included as part of NOC's capital cost requirement. Past production, seismic, drilling and workovers will be presented. Future seismic, drilling, workovers and facility upgrade will be performed. Generally, future works will include four measures for an estimated $US 15.4 M. These include:

-        Drilling 5 wells
-        Performing 5 major workovers
-        Doing production maintenance and upgrading facilities
- Shooting 30 km of new seismic, purchasing old lines, reprocessing all lines and interpreting all data

Five new wells will be drilled, with the first being a vertical and the second being horizontal and the remaining three horizontals drilled on a contingent basis subject to technical and commercial results of the first two. If all five are drilled, NOC expects an initial production increase of 4,050 bopd for an estimated cost of $US 12.9 million.

The major workovers include gas and water isolation, reperforating new pay, and selective treatment of new pay. The 5 major workovers are expected to cost $US 373,000 and result in a production increase of 1,075 bopd.

Workovers, routine de-waxing and oil squeezes were done and will continue to be performed. Pipelines were replaced, new lines installed, drill pipe and rig equipment was purchased. Upgrading of facilities and equipment will be continued. The cost for routine well, facility and equipment maintenance is estimated to be $US 2.2 mm.

NOC's plan calls for the purchase of 20 km of old seismic lines, reprocessing of 137 km and the shooting of 30 km of new lines for $US 277,000. PVT and Pressure Transient

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan

equipment and analysis will complete the reservoir analysis work for $US 50,000. Better definition of reservoir parameters will be obtained.

An extension to the Minimum Work Program is Future Field Development. Together the two plans result in 9 more wells to be drilled; one vertical, 4 horizontal and 15 laterals from the last four wells. The expected cost is $US 35 mm and will result in a peak production of 17,000 bopd in 2001 and recover 50 mmbo by the year 2016.

2        SEISMIC PROGRAM

2.1      OLD SEISMIC DATA

There are 73 km of old seismic lines crossing the NOC license that are recommended for reprocessing. In addition, approximately 20 km of lines was shot over NOC license area in the late 80s that were never processed. It is recommended that this data be acquired and added to the database.

Tables 1 & 2 below show the lines recommended for purchase and reprocessing by NOC.

          AREA                       LINE #                 LENGTH km.
      Ninotsminda                    029302                     13
      Ninotsminda                    029304                     14
      Ninotsminda                    029605                      8
         Manavi                      068528                      3
         Manavi                      068527                      3
         Manavi                      068412                      3
      West Rustavi                   118701                     11
      West Rustavi                   118703                     18
         TOTAL

TABLE 1  OLD SEISMIC DATA RECOMMENDED FOR REPROCESSING

          AREA                       LINE #                 LENGTH km.
      West Rustavi                   018901                     14
      West Rustavi                   018906                      8
      West Rustavi                   018908                     13
      West Rustavi                   018903                     15
      West Rustavi                   018803                     14
        TOTAL *                                                 64

TABLE 2   OLD NON-PROCESSED SEISMIC RECOMMENDED FOR PURCHASE AND PROCESSING
* NOC share is 21 km

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan

2.2      NEW SEISMIC LINES

10 km of new seismic will cross the Ninotsminda Oil Field. The lines will all run north to south along the dip of the structure. Another 20 km of seismic will be shot in the West Rustavi area. It is planned to shoot these lines with a vibroseis unit.

The cost of the operation allocated to NOC is presented below in Table 3.

2.3 SUMMARY OF SEISMIC ACTIVITIES

The table below shows the activity and cost.

SEISMIC WORKS                                                              LENGTH          COST TO NOC $US
(NOC LICENSE ONLY)                                                           km
------------------                                                           --
MOBILIZATION/DEMOB.                                                                             37,400
SEISMIC ACQUISITION @ $US 4942/km                                            30                148,260
PROCESSING @ $US 600/DAY                                                     10                  6,000
PURCHASE OF NON-PROCESSED OLD SEISMIC                                        21*                10,000
PROCESSING OF NON-PROCESSED OLD DATA @ $US 200/km                            21                  4,200
REPROCESSING OF EXISTING DATA @ $US 200/km                                   73                 14,600
CREW SUPERVISION, SUPERVISION OF PROCESSING AND REPROCESSING AND             11                  6,600
INTERPRETATION @ $US 600/DAY
TOTAL                                                                                          227,060
CONTINGENCY                                                                                     49,940
TOTAL                                                                                          277,000

TABLE 3 SUMMARY OF COST OF SEISMIC ACQUISITION, PROCESSING AND INTERPRETATION (* NOC share only (1/3 of total))

3        DRILLING PROGRAM

3.1      GENERAL

Drilling of two wells, N97 and N98 are planned for 1998. Three more contingent wells N99, N100 and N105 are planned in 1999. Two refurbished Ural Mash 3E rigs will drill the wells. The schedule for the drilling program is illustrated in Figure 3.

There are several purposes for these wells:

-        To increase oil production
-        To delineate the reservoir unit to the east,
-        To prove horizontal and lateral well applicability,
-        To increase the proven reserves,
-        To determine reservoir characteristics,
-        To determine production characteristics,

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan


-        To determine drainage characteristics and
-        To compare results of vertical and horizontal wells.

The expected oil rate for vertical wells is 650 bopd and 850 bopd for horizontal wells. An upside potential is 750 and 1400 bopd respectively. It is expected that the wells will produce fairly constantly for 18 months to 2 years and then decline at 15% per year. Horizontal wells will decline at a lower rate because the drainage is from a larger area and at less drawdown pressures. Other well details are given on Table 4, below:

  WELL #      FRACTURE     POSSIBILITY OF     RISK FACTOR OF   THICKNESS OF     EXPECTED    UPSIDE     CONSTANT RATE
             FREQUENCY        LAUMONITE         PRODUCTION       OIL LEG m     RATE bopd      bopd         MONTHS
---------    ---------        ---------         ----------       ---------     ---------      ----         ------
    97          High            High               low              300           850         1400           18
    98          High            High               low              380           650         750            18
    99          High           Average            medium            300           850         1300           18
   100          High           Average            medium            170           850         1300           18
   105          High            High               low              380           850         1400           18
  TOTAL                                                                          4,050       6,150

TABLE 4   NEW WELLS: ESTIMATED RESERVOIR PROPERTIES AND RISKS

3.2      WELL N98

N98 is currently being drilled in the vicinity of wells N22, N49 and N52 in the east and central part of the field. (Figure 2) N98 was spudded in August 12, 1998, and by Oct 1st had reached 2650m. Planned TD is 3,100m, just below the prognosed OWC in the Middle Eocene volcanoclastic deposits. The expected initial production is 650 bopd. The drilling time is estimated to be 85 days and the cost to 2.5 million $US.

The well has penetrated the following stratigraphic units:

0-280m      - Pliocene
280-930m    - Upper Sarmatian
930-2335m   - Middle Sarmatian
2335-2650m  - Upper Eocene

A 339mm conductor was run to 317m. The 317-2650m interval was drilled with 215mm bit. This is the first time that the Sarmatian and the Upper Eocene were drilled and cased together in Ninotsminda. This eliminated the need for the 9 5/8" intermediate string over the Sarmatian interval. This is estimated to have saved about 0.4 MM $US in drilling costs. Currently the well is cased with 7" casing near the Middle Eocene top.

3.2.1  N98 FUTURE OPERATIONS:

The Middle Eocene will be drilled with a 151mm bit and cased with a 127mm liner. Initial production of 650 bopd is expected in November.

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan


3.3  WELL N97

Rigging up of well #97 is 95% complete. The well is planned to be spudded in November 1998, south east of N21 (Figure 2). The well will be allowed to drift naturally to the south while drilling to the top of the Middle Eocene. A 400 m horizontal section, 40 meters below the GOC in the south west direction is planned. The well will be completed with a slotted liner, and put on production in March. Initial production is expected to be 850 bopd.

3.4  WELL N99

N99 is planned to be drilled 1550m east of N52 after the drilling of well N97 is complete. The well will penetrate the Middle Eocene as a horizontal well. A 300 m oil column is expected and the OWC is expected to be 2000 mss. Expected spud date is second quarter of 1999. Expected initial production is 850 bopd.

This well is to be drilled as a horizontal well, with the flexibility in the casing design to allow for lateral extensions.

3.5  WELL N100

N100 is planned to be drilled 2500m east of N52 as a horizontal well to the Middle Eocene. This well is in the east of the reservoir. A 170 m oil column is expected and the OWC is expected to be at 2020 mss. This well will be spudded based on the results of N105 and N99. Expected spud date is the third quarter of 1999, and expected initial production is 850 bopd.

Like N99, this well is to be drilled as a horizontal well, with the flexibility in the casing design to allow for lateral extensions.

3.6  WELL N105

N105 will be drilled after N98 and from the same location. NOC plans to skid the drilling unit over 20 m. This will save mobilization time and will utilize existing infrastructure. The well will be directionally drilled to the north east from N98 (surface location) and penetrate the top of the Middle Eocene approximately 300-500 m east of N98 (Middle Eocene top). The horizontal section will be 500-800 meters long on a 55 degree azimuth. A 400 m oil column is expected with an OWC estimated to be at 1980 mss. Expected initial production is 850 bopd.

Ninotsminda Oil Company                             Wednesday, February 10, 1999
Updated Field Development Plan


3.7  DRILLING SUMMARY

   WELL NO.        SPUD DATE     COMPLETION DATE  COST $US    INITIAL RATE      UPSIDE RATE     CONSTANT RATE
                                                                  bopd             bopd              bopd
     N97            Nov-98           Mar-99          3.0           850             1,400              2
     N98            Aug-98           Nov 98          2.5           650               750              2
     N99            May-99           Sept-99         2.5           850             1,300              2
     N100           Sep-99           Dec-99          2.5           850             1,300              2
     N105           Jan-99           May-99          2.5           850             1,400              2
    TOTAL                                           13.0         4,050             6,150

TABLE 5  DRILLING SUMMARY

4    WORKOVER PROGRAM

There are currently 6 producing wells in Ninotsminda field. For 1998 and 1999, 5 major workover operations as a minimum have been planned which will increase the number of producing wells from 6 to 11. A major workover is defined to be a stimulation technique with a minimum AFE amount of $US 50,000 and/or a recompletion.


WELL NO.           TASK 1               TASK 2         EST. COST M    CURRENT PROD     EST. POST WO       RIG       bbl/$
                                                          $US            bopd             bopd
N30          Isolate Gas        Perf, Acid & Oil           56              75               350           FTN       4.91
                                   Squeeze *
N96         Isolate Water           Add Perfs              60             200               400           A50       3.33
N22         Selective Acid         Oil Squeeze             80             150               375           FTN       2.81
N32              Fish               Clean out             105               0               225           FTN       2.14
N59           Clean Out                                    72               0               150           FTN       2.08
TOTAL                                                     373             425             1,500

TABLE 6  WORKOVER PROPOSAL SUMMARY
*This second operation will be performed if required.

NOC investigated all possible WO's (11) that could be done in Ninotsminda and Rustavi fields. These workovers ranged from fishing and cleanouts, to isolating water, perforating, isolating gas, drilling cement, and hydraulic fracturing. The workovers are all summarized in Appendix One.

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These workovers were then prioritized for operations based on the highest barrel received for workover $ spent. NOC's aim was to determine which wells should be worked over to ensure that by the end of 1999, there would be 4,500 bopd of production. The production from the field and newly drilled wells was estimated to be 3,600 bopd in Dec 1999. This implies that NOC requires 900 bopd for the end of 1999 from workover operations.

Table 6 shows the five wells chosen for workovers based on the greatest barrel/$. The incremental increase in production from these workovers is estimated to be 1,075 bopd. Taking into account decline and providing a little insurance resulted in 5 wells chosen for a minimal workover program. The following Table 7 shows the conservative production estimated for Dec 1999.

NEW WELLS                   INITIAL BOPD            DECLINE %        DECLINE bopd        bopd DEC 1999
---------                   ------------            ---------        ------------        -------------
Current Prod                    1,500                  25                375                 1,125
N98                               650                  15                 98                  553
N97                               850                  10                 85                  765
N105                              850                  10                 85                  765
N99                               850                   0                                     850
N100                       First oil Jan 2000

SUB TOTAL                       4,700                                                       4,058
NEW WORKOVERS
N30                               275                  30                 83                  193
N96                               200                  25                 50                  150
N22                               225                  20                 45                  180
N59                               150                  20                 30                  120
N32                               225                  10                 23                  203
SUB TOTAL                       1,075                                                         845

All Wells
Old and New                     4,400                                                       4,058
Workovers                       1,075                                                         845
TOTAL DEC 1999                                                                              4,903

TABLE 7  CONSERVATIVE ESTIMATE OF DEC 1999 PRODUCTION VOLUMES

It should be noted that the fishing, drilling of cement, and fracturing would require a more powerful workover rig than the A50 rig, which is currently being used. A small portable Fountain drilling rig will be utilized to perform the heavier operations that require greater pulling and drilling capabilities than the A50 has. This "Fountain" rig is expected to be in Georgia by the end of November, be tested in December and operational in January.

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Figure 3 is a Gant diagram detailing the time line for the workovers. Appendix
One contains the details for each proposed workover.

5   OTHER REQUIREMENTS

Due to the expansion of drilling and production activities, the following additional operations and equipment are required for the Ninotsminda field:

5.1 BASE EXPANSION:

Require facilities to shelter the chemical and mud purchases and store the casing and tubing. Unloading facilities such as pipe racks are envisioned. NOC currently does not have enough sheltered facilities to store the chemicals for one well. The estimated cost for these facilities is $US 50,000.

5.2  PURCHASE OF ADDITIONAL PRESSURE TRANSIENT EQUIPMENT.

Currently NOC hangs the pressure gauges on wireline during the pressure testing. For the buildup portion of the test the flowlines are shut-in. This results in wellbore storage effects that mask the data. Attempts at type curve matching the resulting transient curves have proven less accurate than desired. It is recommended that 2 "R" nipples and a perforated pup are run in each well, and that the proper wireline tools to land the pressure gauges and plugs are purchased. This will allow NOC to land the gauges in the lower "R" nipple for the flow tests and then set a plug in the upper "R" nipple for the build up portion of the test. The resulting data will have less storage effects and therefore more usable data. The cost is estimated to be $US 20,000.

5.3  PVT TESTING

A PVT analysis is required to determine important reservoir fluid properties used in predicting field performance and to determine if the gas cap is a primary or secondary gas cap. Cost for this analysis is estimated to be $US 30,000.

5.4  TWO WATER SUPPLY WELLS

Two water supply wells are required to supply the drilling rigs with water during drilling. GBOC currently pays $US 5,000 per month to deliver water to the drilling rigs. It is expected that each water supply well will cost $US 5,000 and provide 100 m3/d water to the rigs and save the company $US 50,000.

5.5  PRODUCTION FACILITY UPGRADES

An oil pumping unit is required to pump the production from well N100 to the Ninotsminda facilities. Storage and flaring facilities will be required in case of electrical supply failures. Estimated costs are $US 25,000.

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5.6  ACCOMMODATION

Additional facilities for board and lodging are required. Today's capacity is for one drilling crew, but with the second rig, GBOC will require a second crew's quarters. Delivery and purchase cost is estimated to be $US 50,000.

5.7  TRANSPORTATION

3 Chevy vehicles coming with the Fountain rigs will be purchased. These are estimated to cost $US 75,000 and will replace old vehicles.

5.8  COMMUNICATION / COMPUTERS

Additional communications equipment is required. This includes 5 additional computers, 2 printers, 1 plotter and improved Internet connection (either cable or wireless). Estimated costs are $US 20,000.

5.9  EDUCATION

Education is required to train accountants in the corporate accounting policy and engineers in technical courses such as multi lateral and horizontal drilling. Estimated costs are $US 32,000.

6   PAST AND PLANNED EXPENDITURES

The following Table 8 summarises the expenditures for 1998 and 1999.

                     ITEM                          1998 $US M         1999 $US M          TOTAL $US M
                     ----                          ----------         ----------          -----------
                   Seismic                             247                  30                 277
               Major Workovers                         257                 373                 630
               Development Wells                     5,198               7,700              12,898
                  Facilities                         1,307                 312               1,619
                  SUB-TOTAL                          7,009               8,415              15,424
      Working Capital and Interest Costs             1,100                 500               1,600
         Georgian Oil Asset Purchase                   348                 176                 524
             IFC Financing Costs                       500                                     500
                Contingencies                                              900                 900
                    TOTAL                            8,957               9,991              18,948

TABLE 8   PAST AND PLANNED EXPENDITURES SUMMARY 1998 & 1999

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7   FULL FIELD DEVELOPMENT; INTO THE NEW MILLENIUM

7.1  RESERVES

According to estimates from AMH, proven plus probable reserves in Ninotsminda are 52 mmbo. NOC has 52 mmbo as the basis for the following Full Field Development plan.

7.2  DRAINAGE AREAS

To evaluate a future development plan required an estimate of the drainage areas and shapes to expect with this project. Drainage shapes will be dependent upon the macrofracturing experienced in this reservoir. The macrofracturing observed appears to be in both, a north south and in an east west trend. Production trends and pressure analysis results indicate that the faults are intersecting. This implies that the drainage will be in a square shape for a vertical well. For a horizontal or lateral well, the toe of the wellbore will not have as wide a width as the heel of the wellbore due to the pressure drop along the wellbore.

A volumetric calculation was done that compared the volume produced to an equivalent drainage area for each well in the Samgori and Patardzeuli Fields. It was assumed that these reservoirs were essentially drained. It appears that the wells were draining squares areas of 600-800 m length in the early stages and the later infill wells drained areas of around 200 m lengths. Some infill wells even though drilled on the crest did not produce more that 30,000 m3 because they were too close to a neighbouring good well. N96 appears to be affected by the neighbouring wells and the spacing there is 450 m or so. This implies that we can expect blocks on the order of 500 meters or so.

See Figure 4 for an estimate of the drainage areas for vertical, horizontal and lateral wells.

7.3  DRILLING

Full field development assumes that horizontal and laterals will be used to drain the reservoir. Once N97, N105, N99 and N100 are completed, there should be enough technology and experience to complete the development of the field using horizontal and lateral well technology. In total, 31 drainage points are needed. These drainage points will include both old and new wells.

To complete the development of the Ninotsminda Reservoir, 15 additional drainage points are required. This can be achieved with the drilling of laterals from 4 wells. Figure 5 illustrates the down hole drainage areas. The horizontals will provide an extended drainage area as compared to the vertical well. A single lateral is the equivalent of a horizontal. If two or more laterals are drilled from a single wellbore, then each lateral will drain a smaller area as compared to a horizontal because of overlap at the heal of the lateral. However for the purposes of this analysis, it was assumed that the lateral would drain the same area as the horizontal and have equivalent production rates. Estimated production rates are 850 bopd.

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Four additional wells over the "Minimum Work Program" will be required. Two of these wells will be horizontal, and two will be lateral. The plan will utilise N99 and N100 for lateral wells. Two other locations will also be drilled for lateral well development, N106 and N107. Together, these four wells will drain a total of 11 horizontal well equivalents.

Two additional wells, N108 and N109, will be drilled horizontally to drain the areas east and west of N21.

"Base wells" (the initial wellbore of a multilateral well) are estimated to cost $US 2.5 mm to drill to the top of the Middle Eocene and then $US 0.3 mm for each lateral. Since the mobilisation cost is reduced, NOC expects that several laterals per well will be cheaper than one horizontal extension. The horizontal extension is expected to cost $US 0.5 mm and the cost for a lateral is $US 0.3 mm. Thus the cost for a three well lateral is estimated to be $US 3.4 mm, for a four well lateral, $US 3.7 mm and for a horizontal $US 3.0 mm. The drilling is expected to be done continuously into the year 2001.

7.4  WORKOVERS

As described earlier, there is the potential for a total of 12 workover in the Ninotsminda operations. These workovers are described in Appendix One. In addition to the "Minimum Work Program" workovers, there are hydraulic fracture stimulations (N21 and N53), deepening operations (N9), recompletions (N30 and N22) and testing in the West Rustavi field (R16 and R51).

The workovers will increase production, and essentially, will maintain field productivity. These workovers on average will cost $US 120,000 each. See Appendix One for further workover details.

7.5  FACILITIES

The current facilities in Ninotsminda are capable of handling 17,000 bopd expected in 2001 and therefore no further facilities are required. Field headers, additional pumps, test units and storage at satellites are envisioned and estimated to cost $300,000.

7.6  PRODUCTION

Given the above development scenario, the field will produce at a peak rate of about 17,000 bopd in 2001 and produce 50 mmbo over the 19 year project life. Figures 5,6 and 7 illustrate the well build up, daily production and annual production schedules to the year 2016.

7.7  FULL FIELD DEVELOPMENT SUMMARY

The following table shows the Full Field Development and the Minimum Work Program costs. Note that the total cost for the Full Field Development includes the costs associated with the Minimum Work Program.

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
MINIMUM WORK PROGRAM CAP      See Above for                         17.4
COSTS                         details
-----                         -------
FULL  FIELD DEV. CAPITAL
COSTS
Seismic                       30 km                                 0.28
Wells
       Vertical               1                @ $US 2.5 mm         2.50
        Horizontal            4                @ $US 3.0 mm        12.00
        Base Wells            4                @ $US 2.5 mm        10.00
              Laterals        15               @ $US 0.3 mm         4.50
Workovers                     12                                    1.40
Facilities/Equipment                                                2.09
Studies/training                                                    0.50
Miscellaneous                                                       1.73
TOTAL   $US mm *                                                   35.00

TABLE 9  FULL FIELD DEVELOPMENT SUMMARY
*Full field development will cost $US 35 mm plus working capital.

8  BRIEFLY ON EXPLORATION POTENTIAL

8.1  MANAVI

This Middle Eocene structure (Figure 9) is located on trend with and east of the Ninotsminda structure. Seismic and geological interpretation indicates 2 domes in the Middle Eocene. The length of the structure is 13.5 km, the width is 3.3 km and the height is 300m. The depth of the structure is 3,700 to 4,000 m. No wells have penetrated the structure. Structures on trend have successfully produced oil from this interval.

Other potential reservoirs include the Upper-Cretaceous Paleocene, Lower Eocene and Upper Eocene. Gas has been tested in Teleti and Varketili at rates up to 7-10 mmcfd in the Upper-Cretaceous Paleocene interval. The Lower Eocene has produced gas at 1-3 mmcfd in Samgori and the Upper Eocene has produced oil at rates of up 160 m3/d in Ninotsminda and Patardzeuli.

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Middle Eocene recoverable reserves have been estimated to be 68-83 mmbo. Upper
Cretaceous Paleocene recoverable gas reserves have been estimated to be 667 BCF.

8.2  WEST RUSTAVI AND NINOTSMINDA

As with Manavi, there is the potential for Upper-Cretaceous Paleocene and Lower Eocene production (Figure 9).

The Upper Cretaceous Paleocene gas potential is 440 BCF.

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9   APPENDIX 1        DETAILED WORKOVER PLAN

9.1  N9

A cement plug is set at 2564m (1668 mss). The perforated interval is 2564-2536m (1640-1668 mss). Significant gas flow was obtained from the well. Presumably the gas was channeling behind the 114mm-liner annulus.

Based on well data (N16) and from log analysis, it appears that the gas cap on the Ninotsminda field is at 1550-1578 mss. For our calculations we used the figure 1600 mss. The interval 2693-2640m (1703-1650mss) is perforated in N4, and the interval 2614-2578m (1681-1647mss) is perforated in N46. Both of these wells are currently producing pure oil with minor gas.

Since N9 is perforated at the same subsea depth as N4 and N46, it appears then that N9 is perforated well below the GOC and that the gas seen was channeling behind a poorly cemented liner.

It should be noted, that N9 upon initial completion produced pure gas from 2754-2800m (1858-1904mss) interval. This is another indication that the annulus was not cemented properly. After successful isolation of gas zone the well produced 897,000 bbl of oil.

Workover operations are aimed at isolation of the gas zone and perforation of new interval. Since the operation will require drilling out of the cement within the liner, the use of the Fountain rig is required. The costs are estimated to be $US 130,000. Expected rate is 250 bopd.

9.2  N21

The Middle Eocene is penetrated at 2,740-2,961 mss. The GOC is at 2,732 m. Cumulative oil production during 1984 to 1998 was 11,000 bbl. The reasons for low production rate are as follows:

1. The main fractured reservoir unit was damaged by cement and heavy mud while drilling

2. Technical conditions of the well: the top of the Middle Eocene has two casings 127mm and 89mm casings.

3. 89mm casing is damaged at 2838m depth and tools can not be run below that depth

4. An attempted acid treatment was complicated by high treatment pressures and the large treatment interval. As a result the treatments proved unsuccessful.

To obtain production, the 73mm and 60mm tubing will be changed to 89mm tubing, a sand plug will be set over the lower perforations, the remaining perfs are to be reperforated and then a 7 tonne hydraulic frac stimulation will be performed. The expected rate is 150 bopd. Estimated costs are $US 260,000.

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9.3  N22

The following 3 intervals are perforated in the well: 3085-3080m, 2935-2840m and 2840-2798m. According to production tests the majority of the oil is produced from the old perforated intervals (2925-2920m and 2868-2886m). It appears that the acid and oil squeeze treatments treated the highly permeable, drained macro-fractured intervals. In order to operate all perforated intervals, a selective treatment of the formation is required.

Expected rate is 375 bopd. The estimated cost is $US 80,000.

9.4  N30

A cement plug is set at 2582m (1662mss). The perforated interval is at 2570-2582m (1662-1650mss). In the past, 750 to 1000 bopd and a significant amount of gas were produced. The well is perforated the same highly productive intervals and at similar depths when compared to N46 and N4, both of which produce oil without gas. It appears that the gas is channeling behind the 114mm-liner head.

The isolation of the gas channel by a cement plug or packer is required. It is proposed to try setting a packer first with the A50 rig. If unsuccessful a cementing operation and drilling out of the cement with the Fountain rig will be required. New perforations, from 2582 to 2570 m will be shot, followed by acid and oil squeezing. The expected cost is $US 56,000 if the Fountain Rig is used. The expected rate is 350 bopd.

9.5  N32

A cement plug is set at 2724m, and the interval 2724-2658m (1703-1637mss) is perforated. The well initially produced 65 bopd. Two acid jobs and 4 oil squeezes without sand were tried to improve well productivity. Production was 35 bopd when one oil squeeze with sand was tried. Sand or formation fines fell on top of the packer and stuck the packer in the hole. This prevented cleaning the 25m of sand that is over the perfs.

It is required to fish the tubing and packer. This can be done in several different ways, either by utilizing left hand drill pipe to back off the tubing, right hand drill pipe with a tool to reverse downhole rotation again to back off the tubing, back off utilizing strip charges or mechanical cutters. Once the tubing is removed, the fill can be removed and the packer released. Once the packer is removed, the fill can be washed out and the oil squeeze with sand can be evaluated.

An alternative is being considered whereby the sand will be washed out by utilizing a coiled tubing unit. This means though that the stuck tubing and packer will still be in the hole.

Once the sand plug is removed, the expected rate is 225 bopd. The estimated cost to remove the stuck tubing by utilizing the left-hand drill pipe and backoff is $US 105,000.

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9.6  N49

In May 1996, a cement plug was set at 2895m. The well was perforated over the 2870 to 2774m (1749-1653 mss) interval. The well has produced 436 mbbl of oil since May 1996. Recently, the water cut has increased to 25%, which could be caused either by deterioration of the cement plug or by water coning.

It is required to check for the cement plug, identify the source of the water and then isolate the water zone. Once done, the potential exists to add 24 m of additional pay in this well. Adding additional pay is expected to increase the current production by 25% from 350 to 450 bopd. The estimated cost to do this is $US 51,000.

9.7  N53

A cement plug is set at 3013m and the perforations are at 2944-2712m. In spite of multiple attempts including gas lift, NOC has not achieved a constant oil flow from the well.

Selective treatment of the oil interval 2850-2910m is required. If the operations on N21 prove successful a hydraulic fracture stimulation will be attempted. The expected production is 150 bopd.

The estimated cost is $US 160,000. This cost is less than that of N21 because the purchase of tubing and reperforating will not be required.

9.8  N59

The well has produced 163,000 bbl oil over the 2691-2675m interval at the following rates:

5mm choke    - 55m(3)/day
6mm choke    - 96m(3)/day
10mm choke   - 140m(3)/day

The well was put into production in 1986, but a sand plug was formed after one year and blocked production. The sand plug is estimated to be at 2540m depth. The tubing is stuck and appears to be damaged at about 1000m.

It is required to clean out the sand plug, pull and replace the damaged tubing and add new perforations over the intervals 2675-2665m and 2615-2623m. The expected rate of production is 150 bopd. The estimated cost for this workover is $72,000.

Potential exists for hydraulic fracture stimulating this interval as well. To evaluate this potential, a production and build up test will be performed on N2 to determine the extent of damage and the potential for further evaluation.

9.9  N96

N96 was TD'ed in August 1997, at 2731m (1731mss). The following casing is in the hole:

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508mm conductor           - 209m
340mm tech. casing        - 1820m
245mm tech. casing        - 1408m
178mm liner               - 2307-2647m
Open hole                 - 2647-2731m

There is a fish (a Geophysica production tool) at 2715m. In December 1997, during the last attempt at cleaning out the well, the tubing could not be lowered below 2675m. Hole sloughing was observed then at the 2675-2715m interval as evidenced by the course rocks that were recovered when attempting to circulate the well clean.

Cumulative oil production is 156,800 bbl. Production was initially 750 bopd but has since dropped to 200 bopd with a corresponding increase in water cut from 10% to 40%.

It is required to identify and then isolate the source of the water production. Water could be coming up through the fill in the wellbore or up through the natural fracture. A cement plug over the bottom of the wellbore may be required to isolate the water production.

There is the potential to add 51 meters of additional pay over the interval 2647-2698m. If done the expected rate is 400 bopd. The expected cost to log the well, set a plug and add perforations is $60,000.

An alternative to using the A50 is being evaluated. The coiled tubing unit could set the cement more accurately than the aggregates and reduce the risk of the cement being displaced into the natural fracture.

9.10  R16

In December 1997, a cement plug was set at 2184m. Perforations were shot over the interval 2181-2114m. Oil and water flow from the well is 100 bpd. The current water cut is 75%.

The source of the water must be determined and then isolated by a cement plug. As with N96 logs thermodebitometer and temperature logs will need to be run to identify the water zone. A cement plug will then be set to isolate the water production. The expected oil rate is 80 bopd and is expected to cost $US 30,000.

9.11  R51

178mm production casing is run to 2055m and the well is perforated over the interval 2047-2018m. The well produces oil periodically in the past but is now shut in. This well is updip of well R16 and will be required to increase our understanding of the West Rustavi field for future development.

The well will be perforated over the interval 2018-1970m. 75 bopd is expected from this operation. The estimated cost is $US 70,000.

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9.12  WORKOVER SUMMARY

WELL NO.        TASK 1                TASK 2        EST. COST m    CURRENT PROD     EST. POST WO       RIG       bbl/$
                                                        $US            bopd             bopd
N9           Isolate Gas            New Perfs           130              0               250           FTN       1.92
N21         Hydraulic Frac                              260              0               150           A50       0.58
N22         Selective Acid         Oil Squeeze           80            150               375           FTN       2.81
N30          Isolate Gas        Perf, Acid & Oil         56             75               350           FTN       4.91
                                    Squeeze *
N32              Fish               Clean out           105              0               225           FTN       2.14
N49         Isolate Water                                51            350               450           A50       1.96
N53         Hydraulic Frac                              160              1               150           A50       0.94
N59           Clean Out                                  72              0               150           FTN       2.08
N96         Isolate Water           Add Perfs            60            200               400           A50       3.33
R16           Clean Out             Add Perfs            30             25                80           A50       1.83
R51           Clean Out             Add Perfs            70              0                75           A50       1.07
TOTAL                                                 1,074            801             3,055

TABLE 1-1  WORKOVER SUMMARY

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10  APPENDIX 2   PAST AND PLANNED EXPENDITURES 1998 TO 1999

                                                                     SCHEDULE 10



                              Minimum Work Program

                         NINOTSMINDA OIL COMPANY LIMITED
                        1580, 727 - SEVENTH AVENUE S.W.,
                            CALGARY, ALBERTA T2P 0Z5

                                                      TELEPHONE : (403) 777-1185
                                                      FACSIMILE : (403) 777-1578
October, 1998


                              MINIMUM WORK PROGRAM



The Minimum Work Program is a program of work commencing on January 1, 1998. The Minimum Work Program will consist of and will be satisfied upon completion of the milestones defined below. The performance of the Minimum Work Program will be guided in principle by good oilfield, engineering practices and the Updated Field Development Plan submitted separately to the IFC. The Updated Field Development Plan includes the proposed plans for 1998/1999 and will serve as the template to meet the IFC requirements. The Updated Field Development Plan will be revised from time to time based on results and good engineering practices.

1) Drill and test five wells, in the Ninotsminda field, for hydrocarbon potential.

2) Perform a minimum of eight major workovers on existing wells in the Ninotsminda/West Rustavi fields. A major workover is defined to be a stimulation technique with a minimum AFE amount of $50,000 and/or recompletion.

3) On a continuous basis, perform minor workovers and other field maintenance activities designed to maintain field production levels as required by good oilfield practice.


4) Acquire and process approximately 30 km of seismic in the Ninotsminda and West Rustavi fields. Re-process such additional readily available seismic data that is considered useful on the Ninotsminda and West Rustavi fields. Perform interpretation of available data with the objective of refining and improving the proposed plans of the Updated Field Development Plan.

5) Purchase, upgrade and maintain field facilities and equipment as required to support the development, production and sale of oil from the Ninotsminda and West Rustavi fields under the Minimum Work Program. Equipment and facilities will be upgraded and maintained with the objective of meeting safe operating conditions and the company's environmental policy.